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                                                                   EXHIBIT 10.24

                            SOLO CUP / DSC LOGISTICS
                               OPERATING AGREEMENT


                                  PRESENTED TO:

                           RON WHALEY     COO, CFO

                           DAWN KELLER    V.P., LOGISTICS


                                NOVEMBER 19, 2001

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                            SOLO CUP / DSC LOGISTICS
                               OPERATING AGREEMENT

                                TABLE OF CONTENTS

OPERATING AGREEMENT  UPDATED: NOVEMBER 16, 2001
EXHIBIT A            INFORMATION TECHNOLOGY SERVICES
EXHIBIT B            SAMPLE FACILITY SPECIFIC ADDENDUM
EXHIBIT C            WAREHOUSE SERVICE LEVEL AGREEMENTS
EXHIBIT D            START UP & TRANSITION COST ESTIMATION
EXHIBIT E            WAREHOUSE PRICING ESTIMATE, ACCESSORIALS & PRODUCTIVITY

                                NOVEMBER 19, 2001

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                            SOLO CUP / DSC LOGISTICS
                               OPERATING AGREEMENT

                                TABLE OF CONTENTS

EXHIBIT F            TRANSPORTATION RATES, ACCESSORIALS & SERVICE LEVEL
                     AGREEMENTS
EXHIBIT G            PROFILE ELEMENTS
EXHIBIT H            KEY OPERATIONAL VARIABLES
EXHIBIT I            PROPOSED GEOGRAPHIES
EXHIBIT J            SOLO CUSTOMERS WITH PRE-PAID FREIGHT ARRANGEMENTS
EXHIBIT K            EXISTING SOLO TRANSPORTATION AGREEMENTS
EXHIBIT L            EDI TRANSACTION SETS
EXHIBIT M            SOLO CUP COMPANY LOGO
EXHIBIT N            DSC LOGISTICS LOGO

                                NOVEMBER 19, 2001

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Solo Final 11/16/01

                                    Agreement
                                     Between
                                Solo Cup Company
                                       And
                                  DSC Logistics
                                November 19, 2001

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Solo Final

TABLE OF CONTENTS

1.   SERVICES..................................................................3
2.   TERM......................................................................5
3.   COMPENSATION..............................................................6
4.   BUDGET AND PRICING ADMINISTRATION........................................11
5.   REAL ESTATE OPTIONS......................................................11
6.   CAPITAL INVESTMENT OPTIONS...............................................12
7.   INVOICING & PAYMENT......................................................13
8.   INVENTORY RECONCILIATION, LOSS OR DAMAGE.................................14
10.  LIABILITY FOR INJURY TO PERSONS AND PROPERTY.............................15
11.  INSURANCE................................................................16
12.  PERMITS, LICENSES AND APPLICABLE LAWS....................................17
13.  INDEPENDENT CONTRACTOR...................................................17
14.  AGENCY...................................................................17
15.  TITLE; LIENS.............................................................17
16.  OPERATIONS TRANSPORTATION SERVICES.......................................18
17.  OPERATIONS WAREHOUSE.....................................................23
18.  FORCE MAJEURE............................................................24
19.  DEFAULT; REMEDIES........................................................24
20.  TERMINATION COSTS........................................................26
21.  NOTICES..................................................................27
22.  CONFIDENTIALITY..........................................................28
23.  INTELLECTUAL PROPERTY....................................................29
24.  ALLIANCE COMMITTEE.......................................................30
25.  MISCELLANEOUS............................................................31
26.  PUBLIC RELATIONS AND MARKETING...........................................32
27.  ASSIGNMENT...............................................................33
28.  CONSEQUENTIAL DAMAGES....................................................33
29.  GOVERNING STATE LAW......................................................33
30.  SEVERABILITY.............................................................33
31.  ENTIRE AGREEMENT, MODIFICATION...........................................33
33.  ARBITRATION..............................................................34

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                                    AGREEMENT

     This Agreement entered into as of this 1st day of January, 2002 (the "Effective Date"), by and between Solo Cup Company, located at 1700 Old Deerfield Rd., Highland Park, IL 60035 (hereinafter "SOLO") and DSC Logistics, Inc., located at 1750 S. Wolf Road, Des Plaines, IL 60018, (hereinafter "DSC").

                               GENERAL PRINCIPLES:

     WHEREAS, SOLO is in the business of manufacturing and selling consumer products;

     WHEREAS, DSC is in the business of providing supply chain logistical services;

     WHEREAS, SOLO intends to restructure its entire supply chain network and transportation management and DSC is in the business of supplying such services;

     WHEREAS, SOLO and DSC seek a Strategic Alliance to enhance each of their businesses, which Strategic Alliance will deliver a sustainable competitive advantage by providing products to consumers through SOLO's customers at the best possible value;

     WHEREAS, the parties intend for this Agreement to provide a framework for the continued growth of the Strategic Alliance. This Agreement is also intended to provide governing principles for multiple locations and for transportation management. For these reasons some matters are deliberately left for later determination pursuant to resolution and change mechanisms provided by this Agreement or will be included in location specific addenda provided for in this Agreement; and

     WHEREAS, while the parties may, for convenience, view themselves as "partners" in developing this mutually beneficial business combination or Strategic Alliance, it is not their intention to create a separate business entity or "partnership" having a separate or distinct legal existence or capacity. Each party retains its own separate legal capacity and neither party becomes the agent for, or the partner of, the other.

     THEREFORE, the parties agree as follows:

1.   SERVICES
DSC shall make available or perform, during the term of this Agreement, the following services (collectively, the "DSC Services"):

     A. Customary warehousing services at all distribution centers ("Facility" or "Facilities"). "Customary warehousing services" are, for purposes of this Agreement, receiving and unloading goods (the "Products") delivered to the Facility by or on behalf of either SOLO at the warehouse door, placing them in proper storage, maintaining a true, correct and complete inventory of the Products, returning the

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     Products to the warehouse door in substantially the same condition as delivered, loading outbound trailers, and providing the necessary facilities, sanitation, equipment, security, labor and supervision to properly conduct such activities in accordance with the provisions and requirements of this Agreement, including the EXHIBITS and attachments hereto. The customary warehousing services provided hereunder are referred to as the "Warehousing Services."

     B.   Transportation services including truckload, less than truckload
     (LTL), intermodal, rail, airfreight and package delivery for Products, as required by SOLO, as well as transportation management, all in accordance with the requirements more fully set forth in PARAGRAPH 16 hereof (the "Transportation Services").

     C. Knowledge Based Services ("KBS"), as may be requested and agreed upon by the parties from time to time.

     D. Value Added Services ("VAS"), such as packaging, pallet building and display building, as may be requested from time to time.

     E. Accessorial transportation and warehouse services, as described in this Agreement and the EXHIBITS hereto (the "Accessorial Services").

     F.   Information Technology Services ("IT Services") described on
     EXHIBIT A.

     G. OTHER OPERATIONS. Both DSC and SOLO anticipate that there will be other operations or locations from which DSC will provide the DSC Services through a fourth party logistics provider to be managed by DSC. At the time that such fourth party logistics provider agreement is entered into DSC and SOLO will agree if there are to be specific modifications to this Agreement. All of the terms and conditions of such agreements shall be set forth in a Facility Specific Addendum ("FSA") as provided for in this Agreement.

     H. This Agreement contemplates that each Facility shall have an FSA which shall become a part of this Agreement and subject to its terms and conditions, and which may be amended or supplemented to reflect growth or changes in the needs of SOLO and other modifications agreed to by the parties. Except to the extent specifically changed or modified by the terms of an FSA with respect to the specific Facility governed by that FSA, the terms of this Agreement shall govern for all Facilities. A change or modification of any of the terms of this Agreement in an FSA shall not change or modify the terms of this Agreement for any other Facility or FSA. This Agreement, as a whole, may be modified only in conformance with PARAGRAPH 31. A sample FSA is attached hereto as EXHIBIT B. In the event that an FSA shall, by its terms, extend beyond the Term of this Agreement and this Agreement not be renewed, then the terms of this Agreement shall remain in effect for the life of the FSA. An FSA should usually include the following:

          i.      The Facility to which it is applicable.

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          ii.     In the first FSA for a particular Facility, the estimated
          dates for search and site location and Start Up.

          iii. Any space, real estate or capital commitments of the parties. Reference should be made to the applicable PARAGRAPH and SUBPARAGRAPH of this Agreement which governs the FSA.

          iv.     Start Up budget and product Profile assumptions.

          v.      The time periods for which the FSA is applicable.

          vi. Pricing Agreements applicable to the particular Facility in question.

          vii. The Facility SOLO Profile and Facility Operating Capacity required by PARAGRAPH 3M.

          viii. Any other specific agreements made by the parties which add to, subtract from or modify in any way the terms of this Agreement with respect to the specific Facility.

     I. All DSC Services performed and supplied by DSC to or for SOLO prior to execution or the Effective Date shall be governed by and deemed to have been performed or supplied pursuant to the terms of this Agreement.

     J. It is DSC's intent to make available to SOLO all services and capabilities developed by DSC (both operational and technological) for use by SOLO in carrying out its business, it being understood and agreed that the allocation of costs and risks associated with the developing and offering of such services will be agreed upon by the parties within the framework established by this Agreement.

     K. In performing the DSC Services, DSC will comply with the Service Level Agreements (the "SLA") set forth as EXHIBIT C.

2.   TERM

     A. The term of this Agreement shall commence on the Effective Date and continue for an initial term of five (5) years. Thereafter the Agreement may be renewed for additional five (5) year terms if both parties agree to such extension at least six (6) months prior to the expiration of the initial term or any renewal term. The Agreement may be terminated during the initial term or any additional term as provided in PARAGRAPHS 19 and 24.

     B. In the event that this Agreement shall terminate, either as a result of notice given pursuant to this PARAGRAPH 2 or the operation of the provisions of PARAGRAPHS 19 and 24. DSC will continue to provide all of SOLO's logistics needs at the same level of service, at such rates as are in effect at the time of the termination for a period equal to the notice period. The parties may agree to a longer or shorter period.

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     C.   Termination or non-renewal shall not affect either party's obligations pursuant to PARAGRAPH 5 (Real Estate Options) or PARAGRAPH 6 (Capital Investment Options). Each new or different location shall be the subject of an FSA to this Agreement which shall set forth any facility specific changes, additions or omissions to this Agreement. Unless otherwise specified in such addendum the terms of this Agreement shall govern.

3.   COMPENSATION

     A. GENERAL. The parties anticipate that there will be multiple facilities or parts of Facilities governed by this Agreement. Facilities may be added or eliminated and SOLO may add substantially new products or product lines to the Facilities. The Compensation provisions herein are designed to accommodate this need for flexibility and are intended to be administered by the Alliance Committee set forth in PARAGRAPH 24 within the context of the specific agreements set forth herein. In general the parties have agreed to a cost plus a percentage fee arrangement as more fully set forth in this PARAGRAPH.

     B. PHASES OF PRICING. The parties have agreed that, with respect to warehouse and logistics services (but not transportation services), pricing will be in two principal phases: 1) Start Up and 2) Operational Pricing. Phases may also overlap because of operational or business necessity. In broad terms the parties agree that the phases are defined as follows:

          i. START UP: This period begins when a new or alternate site is suggested or proposed and SOLO authorizes DSC to begin consideration of such site. It includes all transitional services to prepare and staff the location, move SOLO's product to it, and receive the first inbound, and ends when the Facility begins normal outbound shipping. There will be times when Start Up does not end until the Facility or SOLO operation within a Facility has reached sufficient maturity that the following characteristics are true with respect to that Facility:

                  a) SOLO product profile has reached reasonable stability in both throughput and mix, and the geographic region to be serviced by the Facility is reasonably stable.

                  b) The Facility has been deemed operational for six (6) months from initial Start Up.

          ii. OPERATIONAL: This pricing phase will begin at the end of the Start Up phase and end upon:

                  a) The giving by either party of a notice of termination for cause of this entire Agreement or with respect to any one Facility governed by this Agreement; or

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                  b)     A substantial change in SOLO's product profile, or
                  geographic regions or other business discontinuity which causes the Facility to be more appropriately priced as a start up.

          iii. SPECIAL PROJECTS: If SOLO requests DSC to perform special projects as defined by the Alliance Committee, pricing for such projects will be determined on a project-by-project basis.

     C. PRICING. The parties agree that until changed by the mutual agreement of the parties, the pricing for the several phases will be as follows:

          i. START UP: Cost to DSC plus a percentage equal to nine (9%) percent for all cost categories that are ultimately included in the warehouse operating budget. The nine (9%) percent shall not be applied to Start Up costs such as administrative and shuttle costs. Categories of Start Up Costs to which the nine percent 9% shall not apply are set forth in EXHIBIT D. This phase anticipates a pre-approved fixed expense budget, an estimated variable budget based upon an agreed set of operational assumptions and SOLO Profiles. Such budget and Profile and operational assumptions to be set forth in each FSA. There will be a joint management review by the Alliance Committee of unforeseen matters. The parties have agreed to Start Up costs as set forth in EXHIBIT D. This phase will include many one-time costs which will be budgeted and reviewed as set forth in PARAGRAPH 4.

          ii. OPERATIONAL PRICING: Shall include two fundamental components:

                  a) Fixed Costs. This component is to be administered pursuant to an annual budget to be approved by the Alliance Committee. DSC will receive actual costs plus a fixed annual compensation, to be paid in monthly installments, in the amount of six percent (6%) of the fixed costs budgeted for a given Facility during the first year of Operational Pricing for the Facility. In addition thereto, DSC will be eligible to receive annual compensation, to be paid in quarterly installments, equivalent to another three percent (3%) of the fixed costs budgeted for a given Facility during the first year of Operational Pricing for the Facility, dependent on the performance of DSC on the Service Level Agreements (SLA) as more fully set forth in PARAGRAPH 3iic. As provided for herein, the budget shall be adjusted by the Alliance Committee for changes in Profile. If SOLO's business changes significantly over the term of this Agreement (for example, if SOLO increases the number of required Facilities or makes other major network changes), the Fixed compensation shall be reviewed, and will not be deemed effective until approved, by the Alliance Committee.

                  b) VARIABLE COSTS. DSC is to receive compensation for actual variable cost plus a fixed annual compensation, to be paid in monthly installments, in the amount of six percent (6%) of the variable costs budgeted for a given Facility during the first year of Operational

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                  Pricing for the Facility. In addition thereto, DSC will be eligible to receive compensation equivalent to another three percent (3%) of the variable costs budgeted for a given Facility during the first year of Operational Pricing for that Facility, dependent on the performance of DSC on the Service Level Agreements (SLA) as more fully set forth in PARAGRAPH 3iic. If SOLO's business changes significantly over the term of this Agreement (for example, if SOLO increases the number of required Facilities or makes other major network changes), the Fixed compensation shall be reviewed, and will not be deemed effective until approved, by the Alliance Committee.

                  c) PERFORMANCE INCENTIVE. The parties agree that in order to achieve all of their goals the non cost performance incentives designed to reward DSC for measurable service quality are set forth in the SLA attached hereto as EXHIBIT C. The percentage of cost to be paid to DSC pursuant to SUBPARAGRAPHS 3iia, b shall be determined as set forth in EXHIBIT C. The percentage to be applied shall be adjusted each calendar quarter to reflect DSC's performance during the prior calendar quarter as determined pursuant to EXHIBIT C.

                  d) EFFECT OF TERMINATION. The parties agree that no aspect or component of the Operational Pricing shall be allocated to cover any of DSC's costs or other expenses incurred in or related to any divestiture of DSC assets pursuant to the termination of this Agreement, except where such termination results from a breach by SOLO of its obligations hereunder.

                  e) BUDGETS. The budgets referred to in (a) and (b) above shall be Facility-specific and shall be attached to the applicable FSAs. The budget for the first year of Operational Pricing for each Facility shall be prepared and approved during the last thirty (30) days of the Start Up Pricing phase for that Facility.

          iii. COSTS. For purposes of this Agreement during both Start Up and Operational Pricing and in connection with both fixed and variable costs, the word "Cost" or "Costs" shall include all of the actual and allocated Facility costs to provide the DSC Services plus seven and 93/100 (7.93%) percent, which shall represent all DSC corporate functional support to the Facilities.

          iv. MAJOR CHANGE INCENTIVE: It is the intention of the parties to provide for an incentive to make such major changes in the SOLO network - locations and operations - which result in higher value to SOLO and its customers. In order to do so, decisions may have to be made which may cause DSC unanticipated costs or losses. In implementing such decisions, the parties agree that DSC will be made whole whenever possible for such costs or losses. In addition, if the higher value to SOLO or its customers is a measurable reduced system or unit cost and the higher value results from a major change and DSC is a substantial contributor to such lower cost or

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          higher value, then the parties shall share equally in the greater value or reduced cost. The Alliance Committee shall administer this provision.

          v. PRODUCTIVITY INCENTIVE. It is the intention of the parties to continuously improve productivity of all of the Facilities operating pursuant to this Agreement. A Profile driven productivity model is set forth in EXHIBIT E. After the Start Up period, the Alliance Committee will determine the actual Profile and the actual achieved productivity for a period to be determined by the Alliance Committee. Except as otherwise provided in Exhibit A, productivity savings shall be allocated between the parties as follows. During the first twelve (12) months following a productivity improvement, the parties will divide equally (fifty percent (50%) each) quarter-to- quarter improvements in productivity. DSC shall receive twenty-five percent (25%) of such productivity savings during the following twelve-month period, and zero percent (0%) thereafter. DSC shall bill SOLO a discrete savings amount on a quarterly basis for the prior quarter's savings. Savings have to be evidenced by lower operating cost, subject to the Product Profile, during the quarter. Productivity improvements will be considered part of the next new operating budget.

     D. TRANSPORTATION SERVICES: Fees and charges for Transportation Services shall be as follows:

          i. OPERATIONAL PRICING. Transportation Services and Transportation Accessorials shall be priced as set forth in EXHIBIT F plus a management fee of eight percent (8%) of base transportation costs. Base transportation charges shall exclude fuel surcharges and certain accessorial charges as identified in EXHIBIT F. Of the eight percent (8%) management fee, six percent (6%) of this fee is guaranteed during the term of the Agreement and two percent (2%) is contingent on achievement of the Service level Agreements (SLA) as more fully set forth in PARAGRAPH 3iic. EXHIBIT F will be mutually developed as hereinafter set forth. The parties intend that the provisions of PARAGRAPH 3Civ Major Change Incentive, shall be applicable to SOLO's complete supply chain, including all Transportation Services.

          ii. PRODUCTIVITY INCENTIVE. Should DSC's actual costs in providing the Transportation Services for any given contract year (as measured annually from the Effective Date) be less than the budgeted costs for such contract year, then the parties shall allocated the amount of the difference between the actual costs and the budgeted costs pursuant to the allocation formula set forth in PARAGRAPH 3Cv hereof; provided, however, that the budget for each contract year shall 1) be based upon substantially the same criteria as in the previous year and 2) reflect all cost savings identified and implemented in previous years. Additionally, the operating budget for the first contract year hereunder cannot be in excess of $35MM; provided, however, that, in the event SOLO's requirements for Transportation Services change substantially for any contract year, including the first contract year, the budgeted amount shall be adjusted accordingly.

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     E.   KBS: KBS shall be billed at an hourly rate of $200.00 per hour plus expenses or a daily rate of $1,400 per day plus reasonable expenses. SOLO or DSC shall submit to the other a proposed scope of work and the parties will agree on the scope of work, time to completion and cost prior to commencement of any KBS.

     F. ACCESSORIAL SERVICES: Warehousing Accessorial Services shall be billed as set forth in EXHIBIT E.

     G. VALUE ADDED SERVICES: Pricing for value added services shall be agreed upon at the time of the request for such services.

     H. IT SERVICES: IT Services, IT enhancements, initial integration as set forth in EXHIBIT A and start up activities, such as EDI connections, are included in the current Start Up fees. New or additional IT Services shall be billed at the blended hourly billing rate of not more than $125.00. SOLO or DSC shall submit to the other a proposed scope of work and the parties will agree on the scope of work, time to completion and cost prior to commencement.

     I. PRODUCTIVITY MODEL. The Profile-based Productivity Model is set forth in EXHIBIT E. The parties have agreed that the Key Operational Variables and Profile Elements necessary for the Productivity Model are as set forth in EXHIBITS G AND H.

     J. PROFILE. The compensation agreed to in this Agreement assumes the accuracy of the "Profile" for the Products of SOLO. The "Profile" consists of all of the expected elements of Product flow affecting time, space, velocity, number of goods, complexity and handling variability which result from how SOLO or its customers do business. The Profile elements set forth on EXHIBIT G represent the elements necessary to the Pricing Model.

     K. "KEY OPERATIONAL VARIABLES" are those Profile elements which the parties believe will have the most impact on the operations of DSC and the price to SOLO. The Key Operational Variables are as identified in EXHIBIT H as a subset of the entire Profile. The Key Operational Variables shall be reviewed and modified, if necessary, at the same time and pursuant to the same method as price adjustments are made pursuant to this Agreement.

     L. PROFILE REVIEW. DSC and SOLO shall review the Profile for each Facility on a quarterly basis. Such review shall be conducted by the Alliance Committee as more fully set forth in this Agreement. If rebudgeting or resetting of SLA's is necessary, they shall meet the criteria set forth in the Pricing EXHIBIT attached hereto as EXHIBIT E or the SLA EXHIBIT attached hereto as EXHIBIT C. Quarterly Reviews shall be limited to review of Profile data and budgets and SLA's shall not be adjusted on a quarterly basis up or down unless the adjustment required by the change in profile exceeds plus or minus five percent (5%) of the Key Operational Variables.

     M. ANNUAL PRICING. The parties agree that they will meet annually to establish the fixed space price, the applicable hourly handling rate for each Facility and transportation rates for the following calendar year. Annual price change proposals for each Facility shall be submitted to the Alliance Committee no later than each

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     September 15 before the commencement of the next calendar year. The
     Alliance Committee shall have thirty (30) days to agree on the annual repricing. In the event no agreement is reached regarding repricing by the Alliance Committee, the parties shall follow the Alternative Dispute Resolution, arbitration and other related provisions of this Agreement. Annual price adjustments shall be put into effect no later than January 1 of the applicable calendar year. In the event that the price adjustment is not determined by that date it shall be retroactive to January 1. Quarterly or interim price adjustments shall be effective when agreed upon or on such other dates as agreed to or determined pursuant to this Agreement. The first annual review of pricing, required by this PARAGRAPH, shall occur during calendar year 2002 for the year 2003.

4.   BUDGET AND PRICING ADMINISTRATION
Estimated or budgeted charges and expenses within any phase of pricing will be presented to SOLO for prior approval. Wherever possible those expenses will be approved by SOLO prior to commitment and will be tracked and reported on in a manner approved by the Alliance Committee. Matters or costs not foreseen by the parties at the time of the execution of this Agreement and which are not the subject of an FSA are to be administered by the Alliance Committee.

5.   REAL ESTATE OPTIONS

     A. The parties envision that there will be many different combinations of landlord and tenant or subtenant between SOLO and DSC and between one or both of them and third parties in order to meet SOLO's current and changing future needs. Each such relationship may be sufficiently unique as to require separate negotiation, however, this PARAGRAPH is intended by the parties to set forth the agreements the parties have reached concerning presently anticipated relationships. These agreements are to be administered by the Alliance Committee. The terms of each FSA shall govern.

          i. Assume that SOLO owns or directly leases the real estate and directly pays the costs of the Facility. DSC will manage as much or little of the physical plant as SOLO requests pursuant to an appropriate fixed building and handling cost. DSC will also actively manage anticipated (if any) empty space for SOLO in order to reduce SOLO's Facility costs. SOLO will be at risk for such empty space.

          ii. Assume a DSC owned or leased Facility and that the Facility is for the exclusive use of SOLO. DSC manages the Facility and space. Pricing is set by the appropriate phase and SOLO takes the risk of unutilized or underutilized space.

          iii. Assume a DSC owned or leased Facility and that the Facility was acquired or leased as a result of a SOLO need or Alliance Committee decision but there is space in excess of SOLO's anticipated needs. DSC will manage both Facility and space. SOLO will be responsible for (at risk for) its anticipated needs. The parties will agree at the time of purchase or lease by

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          DSC as to how long the responsibility for space in excess of SOLO's anticipated needs shall be SOLO's.

          iv. Assume a DSC owned or leased Facility not purchased or leased primarily for SOLO or where SOLO is not the principal tenant. DSC manages both Facility and space. SOLO is responsible only for its committed fixed space need as set forth in the FSA and as administered by the Alliance Committee. DSC will be at risk for such empty space. DSC will actively assist in filling unfilled space that had been set aside for SOLO usage.

          v. The parties currently contemplate that there will be Facilities governed by the terms of this Agreement in the geographical areas set forth on EXHIBIT I.

6.   CAPITAL INVESTMENT OPTIONS

     A. The parties envision that there will be many different combinations of financing relationships between SOLO and DSC and between one or both of them and third parties in order to best meet SOLO's current and changing future needs. Each such relationship may be sufficiently unique as to require separate negotiation, however, this PARAGRAPH is intended by the parties to set forth the agreements the parties have reached concerning presently anticipated relationships. These agreements are to be administered by the Alliance Committee. The terms of any FSA shall govern.

          i. Assume that SOLO owns or directly leases the equipment and directly pays the costs of the equipment. DSC will manage and maintain the equipment as required.

          ii. Assume DSC owned or leased equipment and that the equipment is for the exclusive use of SOLO. DSC manages and maintains the equipment. The cost of such equipment is borne by SOLO and pricing is set by the appropriate phase and SOLO takes the risk of unutilized or underutilized equipment.

          iii. Assume DSC owned or leased equipment and that the equipment was acquired or leased as a result of a SOLO need or Alliance Committee decision but there is equipment in excess of SOLO's current needs. DSC will manage equipment. SOLO will be responsible for (at risk for) its anticipated needs. The parties will agree at the time of purchase or lease by DSC as to how long the responsibility for equipment in excess of SOLO's anticipated needs shall be SOLO's, if at all.

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          iv.     Assume a DSC owned or leased equipment not purchased or leased primarily for SOLO. SOLO is responsible only for its annual estimated usage as budgeted for and administered by the Alliance Committee.

7.   INVOICING & PAYMENT.
DSC shall invoice SOLO separately for fixed storage and variable handling and will provide such supporting documentation as SOLO may reasonably require, as follows:

     A. DSC shall invoice SOLO monthly for variable unit charges incurred, Transportation Services and Accessorial Services. Payment of all undisputed amounts shall be due fifteen (15) days after the date of the invoice.

     B. DSC shall invoice SOLO for all fixed charges on the fifteenth day of the month before the month that such charges will be incurred based upon the SOLO's fixed space commitment or the actual excess fixed space utilized, whichever is applicable. Payment of all undisputed amounts shall be due fifteen (15) days after the date of the invoice.

     C. All other services shall be invoiced monthly and payment of all undisputed amounts shall be due fifteen (15) days after the date of the invoice.

     D. All invoicing shall be in a form reasonably acceptable to SOLO and shall include sufficiently detailed entries so that SOLO may allocate its costs. SOLO may require that invoice detail be submitted via a "flat file" or other mutually agreeable electronic format.

     E.   Special Provisions relating to Transportation Services:

          i. Each of DSC's invoices, if complete correct, and undisputed by SOLO, shall be paid by SOLO to DSC as the motor carrier's agent not more than fifteen (15) days after receipt thereof, but the inadvertent failure in one or more instances to make payment within such period shall not be deemed to be a breach of this Agreement.

          ii. Payment of all charges by SOLO to DSC shall be deemed payment to the carrier and, upon payment by SOLO to DSC of all applicable freight charges, DSC shall defend, indemnify and hold SOLO harmless against any and all claims, demands and actions, including attorneys fees and costs, by a carrier or others seeking payment from SOLO.

     F. In the event that any line item on any invoice is reasonably disputed by SOLO, then SOLO shall notify DSC of the reason for the dispute in writing within forty-five (45) days of receipt of the invoice. SOLO agrees to pay undisputed amounts according to the terms described in this PARAGRAPH. SOLO may not dispute an invoice item after forty-five (45) days. Except for those portions of an invoice which are reasonably in dispute, any invoice not paid within thirty (30) days of its date (twenty (20) days in the case of fixed space charges) shall accrue interest at a per annum rate equal at all times to one percent (1%) in excess of the "Prime Rate"

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     as listed in THE WALL STREET JOURNAL from time to time (such rate to adjust when the Prime Rate adjusts), commencing on the first business day following the end of the aforementioned thirty (30)-day (twenty (20)-day in the case of fixed space charges) period.

8.   INVENTORY RECONCILIATION, LOSS OR DAMAGE

     A. DSC shall not be liable for any loss or damage to Products, however caused, unless such loss or damage resulted from the failure by DSC to exercise such care in regard to them as a reasonably careful person would exercise in like circumstances. DSC shall not be liable for damages which could not have been avoided by the exercise of such care. In the event that DSC shall be liable for any loss or damage to Products pursuant to this PARAGRAPH, DSC shall be entitled to reduce such damage by the salvage value of such product. DSC's liability for loss or damage shall be limited to SOLO's standard manufacturing cost plus the actual cost of transportation to the Facility.

     B. DSC shall not be liable for any loss of profit or special, indirect or consequential damages of any kind.

     C. SOLO's inventory records shall determine the number of Products shipped to and from the Facility. DSC shall use SOLO's inventory data to compare, on a daily basis, differences from DSC's records in recorded receipts and shipment. All discrepancies in daily inventory records shall be resolved promptly.

     D. Physical Inventory. On-line physical inventory shall be continuously available to SOLO from DSC's electronic inventory management system. In addition, cycle counts shall be as required by normal DSC procedure. In addition, SOLO shall have the right to cause DSC to take physical inventories, and SOLO agrees to pay DSC costs therefor. DSC shall furnish personnel or equipment as requested by SOLO to conduct such inventories. SOLO shall have the right to observe the taking of such physical inventories and to participate in taking any such physical inventories. Inventories shall be scheduled at a time determined by SOLO and agreed to by DSC.

     E. Inventory Reconciliation. DSC shall notify SOLO of the net annual inventory shortage or overage, as the case may be, and DSC shall reimburse SOLO for any net annual inventory shortages; provided, however, that, for the purpose of computing the amount of any reimbursement due to SOLO for the previous year, the amount of any net annual inventory shortage for such year shall be reduced by the amount of the cumulative net inventory overages from prior years, but only to the extent such overages were not previously credited against a net inventory shortage for a prior year.

     F. Loss or Damage Allowance. The amount of any inventory shortage or loss or damage for which reimbursement is due from DSC shall be further reduced by a loss allowance of 0.1% of the number of cases handled by DSC in the year in which the shortage occurred (the "Loss Allowance"). The reimbursement rate for any shortage

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     shall be determined by reference to SOLO's cost of manufacture plus the cost of inbound transportation. The Loss Allowance shall be applied to the annual through put at an individual facility. The Loss Allowance at one facility may not be used to offset loss or damage at another facility. It is not the intention of the parties that any unutilized Loss Allowance become a credit for DSC to be paid by SOLO. Loss Allowances shall be reviewed and reconciled on an annual basis.

9.   INDEMNITY
Each party to this Agreement shall indemnify, defend and save the other, including but not limited to its officers, directors, employees and agents, harmless from any and all loss, cost and expense, including reasonable attorneys' fees, arising out of bodily injury (including death) and damage or loss of property (excluding the Products covered by the insurance described in PARAGRAPH 11 hereof and the Products of SOLO to the extent the liability is covered in PARAGRAPH 8 above) caused by or arising from the negligent act or omission of such party. Where the parties are both negligent they shall share the loss in proportion to their respective negligence. DSC shall indemnify and defend SOLO from any claim for employment benefits which any of DSC's employees may attempt to assert against SOLO. In the case of third-party claims covered by the indemnities hereunder granted, the indemnifying party shall be notified promptly of the existence of any such claim, action, suit, proceeding, or demand, and shall be given the opportunity to defend or settle the same, in which defense or settlement the indemnified party shall reasonably cooperate. The indemnifying party shall not settle any claim without the indemnified party's approval, which approval shall not be unreasonably withheld.

10.  LIABILITY FOR INJURY TO PERSONS AND PROPERTY

     A. DSC assumes the entire responsibility and liability for and will indemnify and hold harmless SOLO, its agents and employees, from any and all losses, expenses, demands, claims and causes of action made or brought against SOLO, its agents and employees, by any employee, agent or officer of DSC as a result of any property damage or any personal injury or alleged personal injury (including death), from any cause, except from negligent or willful acts of SOLO, while DSC's employees, agents or officers are on premises owned, operated or leased by SOLO or under the control of SOLO, or while said employee, agent or officer of DSC is performing under this Agreement, and DSC agrees to defend any suit or action brought against SOLO based on any such property damage or personal injury, and to pay all costs and expenses, including attorney's fees, in connection therewith or resulting therefrom.

     B. SOLO assumes the entire responsibility and liability for and will indemnify and hold harmless DSC, its agents and employees, from any and all losses, expenses, demands, claims and causes of action made or brought against DSC, its agents and employees, by and employee, agent or officer of SOLO as a result of any property damage or any personal injury or alleged personal injury (including death), from any cause, except the negligent or willful act of DSC, while SOLO employees, agents or officers are on premises owned, operated or leased by DSC or under the control of DSC, or while said employee, agent or officer of SOLO is performing under this Agreement, and SOLO agrees to defend any suit or action brought against DSC

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     based on any such property damage or personal injury, and to pay all costs and expenses including attorneys fees, in connection therewith or resulting therefrom.

     C. DSC hereby assumes the entire risk and responsibility for loss, damage or destruction of DSC's tools, equipment, vehicles and other furnished materials while in or about the premises where the work is being performed under the terms of this Agreement.

11.  INSURANCE

     A. At all times during the term of this Agreement, DSC shall maintain in force and effect insurance coverage of the types and in amounts equal to or greater than those required by the federal and state regulatory bodies having jurisdiction over DSC's performance of the DSC Services, including the Transportation Services, for each Facility location. Such insurance coverage shall include, at a minimum throughout the term:

          i.      Property Damage;

          ii.     Cargo;

          iii.    Comprehensive General Liability;

          iv.     Automotive;

          v.      Warehouseman's Legal Liability; and

          vi.     Workers' Compensation.

     Such insurance shall be provided by reputable and financially responsible insurance companies reasonably satisfactory and acceptable to SOLO, in the amount of Five Million Dollars ($5,000,000) aggregate, One Million Dollars ($1,000,000) per occurrence. DSC agrees that it shall not change such insurance policies and/or insurance companies without at least thirty (30) days' prior written notice to SOLO.

     B. DSC's Cargo insurance policy shall not exclude coverage for infidelity, fraud, dishonesty or criminal acts of DSC's employees, agents, officers or directors. In the event said policy contains such exclusions, DSC shall obtain and furnish a surety bond providing such coverage to the satisfaction of SOLO. For purposes of this Agreement, the liability of DSC or its insurer with respect to claims made under its Cargo insurance policy shall be limited to situations where DSC is acting as a carrier performing Transportation Services.

     C. SOLO shall be named as an "Additional Insured" on the Bodily Injury and Property Damage policies, and "Loss Payee" on the Cargo liability policy. The policy or policies evidencing such insurance shall contain a clause that the insurer will not cancel or change coverage of the insurance without first giving SOLO thirty (30) days' prior written notice, and that the insurer will be liable to SOLO for any and all damages resulting from insurer's failure to give such notice.

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     D.   Prior to commencement of any services to be performed hereunder, DSC shall deliver to SOLO copies of certificates of insurance evidencing such insurance coverage, for SOLO's approval.

     E. DSC shall also deliver to SOLO a BMC 32 "Endorsement" to its Cargo insurance policy in the form required by the U.S. Surface Transportation Board or the U.S. Department of Transportation for carriers operating as common carriers. Said Endorsement shall protect SOLO for loss of or damage to its goods while in the possession or control of DSC up to the limits of said Endorsement, and subject to its limitations. Any bill of lading or delivery receipt used by DSC to impose released value rates or a lower level of liability shall be deemed contrary to this Agreement, and therefore, null and void.

     F. SOLO shall keep its Products continuously insured against all risk of loss or damage pursuant to its risk retention programs, as such programs may be maintained and amended from time to time.

12.  PERMITS, LICENSES AND APPLICABLE LAWS
DSC shall obtain and maintain all permits and licenses necessary for performing the DSC Services and all other work specified hereunder, and shall observe and abide by all applicable federal, state and municipal laws, regulations, ordinances and rules.

13.  INDEPENDENT CONTRACTOR
DSC shall be an independent contractor under this Agreement and shall assume all of the rights, obligations and liabilities applicable to an independent contractor. DSC shall make all required or applicable withholdings from the wages of DSC's employees assigned to perform DSC Services and shall, upon request, provide SOLO with proof that such withholdings have been properly deposited with the appropriate federal, state or municipal authority.

14.  AGENCY
DSC shall not for any purpose be deemed the agent of SOLO and at all times shall remain an independent contractor with respect to SOLO. DSC shall not represent to anyone in any manner, express or implied, that DSC is an employee or agent, or that DSC personnel are employees or agents, of SOLO, and nothing in this Agreement shall be construed to confer on DSC any authority, express or implied, to bind or commit SOLO to any third party in any way whatsoever, except that DSC shall have authority on behalf of SOLO to accept shipments and to issue bills of lading and other transportation documents in respect of SOLO products.

15.  TITLE; LIENS
SOLO shall retain title to all Products, equipment, supplies, and other property of SOLO intended to be stored in or located in the Facility. DSC shall not grant any security interest, charge or lien against any such Products, equipment, supplies or property, or cause any security interest, charge or lien to be placed against same; provided, however, that nothing contained in this PARAGRAPH or any other PARAGRAPH of this Agreement shall be construed to require DSC to discharge or release any security interests, charges or liens not caused or

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granted by DSC, its agents or employees; and provided, further, that nothing contained herein shall be construed to waive, limit, or impair DSC's warehouseman's lien against the stored Products, equipment, supplies or property for unpaid charges or to limit or impair DSC's right to exercise its warehouseman's lien. DSC claims, and SOLO acknowledges, that DSC has a general warehouseman's lien on all Product in storage in any Facility for all unpaid charges under this Agreement, and for all unpaid charges applicable to the Products currently in storage or Product that has been delivered. DSC's general warehouseman's lien on product stored shall be for unpaid charges of any kind rendered pursuant to this Agreement or at the request of SOLO whether for the Products in storage or Products that have been delivered.

16.  OPERATIONS TRANSPORTATION SERVICES

     A.   Operating Authority

          i. DSC represents and warrants that it is qualified and authorized to lawfully provide the Transportation Services specified herein, in interstate and foreign commerce from, to or between all points and places in the United States and to lawfully provide all of the Transportation Services provided in accordance with the terms, provisions and conditions of this Agreement.

          ii. In providing for the transportation of the Products, DSC will select, contract; engage or otherwise arrange for transportation by carriers that are registered with or qualified or authorized by the federal and state regulatory agencies in accordance with all applicable law, and such registration, qualification and/or authorization shall cover the commodities and geographic scope of all Services required under this Agreement. Furthermore, DSC will not tender SOLO freight to any carrier that does not possess a Satisfactory or better DOT safety rating. DSC may, but is not required to, select a carrier affiliated with DSC to perform the transportation services contemplated by this Agreement.

     B. Shipments: Tender Under Agreement: Loading Or Unloading Of Product Or Goods

          i. During the term of this Agreement, each and every shipment of Products tendered or caused to be tendered to DSC shall be deemed to be a tender to DSC, except as set forth in this PARAGRAPH. SOLO shall tender to DSC one hundred percent (100%) of the shipments of Products inbound to or outbound from Facilities except (a) any CPU shipments to customers identified in EXHIBIT J specifically requiring SOLO to prepay freight but use their designated carrier; (b) shipments prohibited by carrier contracts and SOLO's existing private fleet arrangements as identified in EXHIBIT K; and (c) SOLO may, in good faith, from time-to-time, tender shipments to others in an emergency, in the event of SOLO's inability to reach DSC or the clear inability of DSC to handle such shipment. SOLO will make every reasonable attempt to convert customers to CPU or to DSC managed carriers and customers will be deleted from EXHIBIT J as soon as practical without

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          jeopardizing customer business. EXHIBIT K consists solely of SOLO's existing private fleet business and those carriers with whom SOLO had contracts in place effective prior to the commencement of this Agreement and those carriers will remain on EXHIBIT K only until such time that these carrier contracts expire or can be terminated without causing SOLO to be in breach of such agreements. The parties have agreed that this Agreement will be executed and become effective without the attachment of EXHIBITS J & K. The parties have further agreed that they will agree to final EXHIBITS J & K within two weeks of the execution of this Agreement.

          ii. SOLO may from time to time tender to DSC freight for the transportation of raw materials or intermediaries to or between SOLO Facilities.

          iii. As used in this Agreement, the term "shipment" shall mean that quantity of Products tendered by SOLO (or SOLO's designee) at one origin, at one time, consigned to SOLO or SOLO's consignee(s) or designee(s) at one or more destinations.

          iv. DSC shall arrange for all motor carriers to load and unload each shipment tendered and transported under this Agreement. Customer use of lumper services will be accommodated.

     C.   Time For Deliveries

          i. DSC understands and acknowledges that the time is of the essence at all times in the performance of its obligations under this Agreement. The parties have agreed to certain service levels for Transportation Services, as set forth on EXHIBIT F.

     D.   Receipts And Bills Of Lading

          i. Each shipment shall be evidenced by a cargo receipt or bill of lading or such other documentation as may be required by federal, state or local laws, rules or regulations governing the DSC Services, all in the form specified by SOLO, written or electronic, which shall be legibly signed by DSC or DSC's carrier, agent or employee showing the kind and quantity of Products received by DSC at origin and intermediate points, if any. The absence or loss of any such receipt shall not relieve DSC of its obligations and responsibilities with respect to any shipment made hereunder. DSC or its agent shall indicate acceptance of each shipment tendered by legibly signing the original cargo receipt or bill of lading and indicating thereon the kind and quantity of Products accepted by DSC at the origin and at all intermediate points, if any, designated by SOLO. The signature of DSC, its carrier or their agents, employees or representatives, shall be evidence of and acknowledgment that the shipment is in the sole possession and responsibility of DSC or its carrier. Said signature shall also be evidence of and acknowledgment that the goods are in good order and condition unless

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          otherwise noted on the receipt and/or bill of lading. The use of a bill of lading, manifest or other form of freight receipt or contract, and any terms, conditions and provisions of such bill of lading, manifest or other form shall be subject and subordinate to the terms, conditions and provisions of this Agreement and, in the event of a conflict between the terms, conditions and provisions of such receipt, bill of lading, manifest or other form and of this Agreement, the terms, conditions and provisions of this Agreement shall govern.

          ii. Upon delivery of each shipment made hereunder, DSC or its carrier shall obtain a delivery receipt, in a form specified or approved by SOLO, showing the kind, quantity and count of Products delivered to the consignee of such shipment at the destination specified by SOLO and the time of such delivery, and DSC shall cause such receipt to be signed by such consignee or by such consignee's agent or employee at such destination. DSC agrees to retain all signed receipts for two (2) years after delivery of the Products in question, or for such greater period of time as may be required by federal or state laws, rules or regulations, and shall make same available for SOLO 's inspection upon reasonable oral or written notice.

     E.   Operations And Employees

          i. DSC and the carriers selected by it shall furnish, at their sole cost and expense, all fuel, oil, tires and used or other parts, supplies and equipment necessary or required for the safe, efficient and lawful operation and maintenance of their tractors, trailers and other motor vehicles and related equipment used or furnished for the performance of services hereunder (collectively referred to as the "DSC Equipment"). DSC and its carriers shall pay all expenses of every nature, including the expense of road service, repair, tolls and taxes in connection with the use and operation of the DSC Equipment. DSC and its carriers shall, at their sole cost and expense, at all times during the term of this Agreement, maintain the DSC Equipment in good repair, mechanical condition and appearance in order to assure minimum service interruption due to mechanical failure. SOLO shall not be liable to DSC for any damage sustained by or to DSC's equipment or for loss by confiscation or seizure of such equipment by any public authority, except where such loss or damage is caused by the negligent act or omission or intentional misconduct of SOLO, its employees or agents.

          ii. DSC and its carriers, at their sole cost and expense, shall employ in the performance of this Agreement only competent, fully qualified, able and legally licensed personnel, and shall provide said personnel with effective training regarding the use and operation of all DSC Equipment, if any, including, without limitation, DSC Equipment used for loading unloading, transportation and delivery. DSC and its carriers shall also provide and maintain such licenses and permits as are required by local, state or federal authorities with respect to the Transportation Services, and shall further comply with all laws and regulations applicable thereto. DSC shall have sole

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          and exclusive control over the manner in which DSC and its employees and agents perform the Transportation Services, and DSC employees shall be subject to discharges, discipline and control solely and exclusively by DSC.

     F.   Food Grade Products

          i. DSC is aware of and understands that SOLO Products are "food grade products" (as that term is customarily and generally used in the warehousing industry). Accordingly, DSC's equipment used for transportation of the Products shall be clean, odor-free, dry, leak proof and free of contamination and infestation. Such equipment shall be subject to inspection for suitability and cleanliness by SOLO. Additionally, all trailers shall be sealed upon completion of loading, with all such seal numbers (a) recorded at the time of loading, and
          (b) confirmed at the time of unloading.

     G.   Compensation

          i. As full compensation for the Transportation Services provided by DSC hereunder, SOLO shall pay DSC in accordance with the rates, charges, rules and regulations specified in EXHIBIT F which set forth the rates and charges for full truck load, less than full truckload, package and accessorial charges plus a management fee as specified in PARAGRAPH 3D. EXHIBIT F, as attached to this Agreement when executed by the parties, will not include a complete tariff schedule. Immediately after the execution of this Agreement the parties shall mutually agree on the completion of EXHIBIT F, and the complete revised EXHIBIT F will be attached by written agreement of the parties. The initial rates and charges set forth in EXHIBIT F have been agreed to by the parties and shall be subject to annual review by the parties pursuant to SUBPARAGRAPH 3M in the same manner as the warehouse compensation rates. The EXHIBITS may be modified, added to, deleted or republished only by written agreement of both parties. Such written agreement shall reference this Agreement and the specific EXHIBIT that is affected.

          ii. Under no circumstances shall any shipment be deemed to have moved under common carrier authority. Each and every shipment tendered by or on behalf of SOLO to DSC and transported by or on behalf of DSC shall be deemed to have been transported pursuant to motor contract carrier.

     H.   Lien

          i. DSC, when acting as a freight forwarder or motor carrier pursuant to this Agreement, and its carriers shall have such liens and/or security interest in the freight cargo, Products, components, SOLO 's equipment or other property of SOLO, that arise by operation of law, and DSC, for itself and its carriers, expressly agrees not to create any other lien or claim or right to such lien and security interest. Nothing in this PARAGRAPH shall impair DSC's warehouseman's lien. In addition thereto, DSC shall have the right to include in the exercise of its warehouseman's lien against Products in any Facility all

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          amounts due to DSC pursuant to the Transportation Services provided under this Agreement.

     I.   Independent Contractor

The parties agree that DSC, its carriers and their employees, agents, and representatives, and any other persons performing under this Agreement at the request of or on behalf of DSC, are independent contractors and are not and shall not act as employees or agents of SOLO. DSC or its carrier shall perform the Transportation Services hereunder as an independent contractor and shall have exclusive control and direction of the persons operating any equipment with respect thereto or otherwise engaged in such Services. As between SOLO and DSC, but for no other purpose, DSC assumes full responsibility for the acts and omissions of such persons and shall have exclusive liability for the payment of local, state and federal payroll taxes or contributions or taxes for unemployment insurance, worker's compensation, pensions or other social security and related protection, and all employee benefits with respect to the persons engaged in the performance of such Transportation Services and agrees to comply with all applicable laws, or governmental orders, rules and regulations pertaining thereto.

     J. Freight Loss Or Damage. The provisions of this SUBPARAGRAPH 16K apply only when DSC is acting in its Transportation Services capacity and not in its warehouseman capacity.

          i. DSC agrees that, when acting in its Transportation Services capacity, it shall and does assume the liability of an interstate motor carrier as provided by 49 U.S.C. Section 14706 from the time of receipt of a shipment until proper delivery has been made and shall not in any way limit its liability thereunder. In addition, DSC shall be liable to SOLO at common law for the full actual loss, damage, or injury to shipments occurring while in the custody, possession or control of DSC or its carriers hereunder or resulting from performance or failure to perform the services provided for in this Agreement. DSC shall not be liable for loss or damage or injury to shipments if such loss or damage results solely from the fault or neglect of SOLO. Where such loss or damage results in part from the fault or neglect of SOLO, DSC shall be excused from liability to the extent the loss or damage relates to the fault or neglect of SOLO.

          ii. In the event that a shipment or any part thereof is lost, damaged or destroyed, whether or not lost, damaged or destroyed en route to a purchaser or customer of SOLO, DSC shall pay to SOLO the cost of manufacture of such Products plus net transportation cost to the Facility. SOLO will not be responsible for the freight costs incurred during outbound transit for product that is damaged during such transit.

          iii. The parties agree that lost, damaged or destroyed Products may be salvaged and that, if so salvaged, the salvage value will be deducted from the measure of damages hereunder. All damaged Products shall be immediately returned to SOLO or disposed of pursuant to SOLO's direction Damaged

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          Products shall include Products which have been lost and recovered but which, because of passage of time, spoilage, contamination or adulteration or a reasonable suspicion thereof and/or uncertainty of custody and/or storage conditions, have been rendered in unsaleable, stale, out of date or code, or otherwise unfit for use.

          iv. DSC shall promptly notify SOLO of any loss or damage to any shipment, including delays or shortages that impair or might reasonably be expected to impair the sale and prompt delivery of Products. DSC shall also promptly notify SOLO of any refused or "on-hand" freight and request additional instructions regarding delivery or storage of the "on-hand" goods. SOLO shall submit to DSC a written claim for the actual or estimated loss of or damage to any shipment within nine (9) months after delivery at the destination of such shipment with respect to which such claim is made or, in the case of failure to make such delivery, within nine (9) months after reasonable time for delivery has elapsed. Within ninety (90) days of DSC's receipt of a claim from SOLO, DSC shall either pay such claim in full or refer the matter to the Alliance Committee for resolution.

     K. Overcharges And Undercharges. Any action by DSC to recover charges alleged to be due hereunder, and any action by SOLO to recover overcharges alleged hereunder, shall be commenced not more than one (1) year after the receipt by DSC of the shipment with respect to which such charges or overcharges are claimed. To the extent permitted by applicable law, the expiration of the said one-year period shall be a complete and absolute defense to any such action, without regard to any mitigating or extenuating circumstance or excuse whatsoever, unless the party named as defendant in any such action has expressly agreed in writing to waive such defense in whole or in part. The provisions of this Section shall survive the termination, expiration or cancellation of this Agreement.

     L. Back-solicitation. SOLO shall not, and for a period of one year after the termination of the Transportation Services under this Agreement, hire or contract directly with any common carrier hired by DSC to perform any of the Transportation Services for SOLO unless SOLO had been utilizing such common carrier prior to the provision of services to SOLO through DSC, unless the common carrier is among the top twenty carriers, as measured by net sales, in its freight category (truckload, less than truckload, intermodal, rail, airfreight, package delivery).

17.  OPERATIONS WAREHOUSE

     A. DSC's operations hereunder shall be conducted, on an as needed basis seven (7) days per week, 24 hours per day, except holidays in accordance with good warehousing practices:

     B. DSC shall store and handle all products in accordance with all Federal, State, and local requirements applicable to public warehouse operations. DSC shall implement a safety, security, and loss prevention program for all products delivered to DSC.

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     C.   DSC shall refuse to accept any products that, in the reasonable judgment of DSC, would cause contamination or damage to other goods stored in the Facility, and shall immediately notify SOLO of such refusal in writing setting forth in reasonable detail the basis for DSC's judgment as contemplated above. DSC shall have no liability for any demurrage, detention, transportation or other charges by virtue of any such refusal if such refusal was reasonable at the time and under the circumstances when made.

     D. SOLO shall advise DSC prior to tendering Product to DSC of any particular material which is susceptible to receive or render damage or contamination from storage in the same facility with other types of materials.

     E. Right To Inspect. SOLO shall have the right to inspect the Facility and the Services being provided by DSC at any time the Facility is in operation. DSC shall have the right to show the operations of the Facility for the purpose of demonstrating the services that DSC provides, at such times and in such ways as do not interfere with DSC's delivery of services to SOLO.

     F. Pallet Exchange Programs. DSC will administer any of SOLO's pallet exchange programs. However, SOLO shall be responsible for the collection of pallet balances directly from SOLO customers. DSC shall collect pallet balances from its carriers. To the extent necessary to service SOLO customers DSC agrees to purchase pallets for SOLO at the rate that the Facility pays for such pallets from time to time plus seven percent (7%). Such amount shall be billed to SOLO as an accessorial charge.

18.  FORCE MAJEURE

Neither party shall be liable to the other for any failure to perform or delay in performance to the extent such failure or delay is caused by circumstances beyond its reasonable control, including without limitation acts of God or nature, fire, flood, explosion, casualty, war, action or request of governmental authority, accident, labor trouble or shortage, unavailability of material, supplies, power, equipment or transportation. If the cause is one that nevertheless requires DSC to continue to protect the Product, SOLO agrees to continue to pay storage and other charges as required by this Agreement during the continuance of the force majeure.

19.  DEFAULT; REMEDIES

     A. If either party shall fail, in a material respect, to perform any of the covenants or obligations of performance or payment imposed upon it under this Agreement (except where such failure shall be excused under other provisions hereof and except as otherwise provided in SUBPARAGRAPH 19B below), the other party may give the party in default written notice, setting forth in reasonable detail a description of the unperformed obligation for which such notice of default is given. If, within a period of sixty (60) days after receipt of such notice, the party in default does not either remove and remedy, or commence with diligence to remove and remedy the default to the satisfaction of the Alliance Committee or, in the event of deadlock of the Alliance Committee in the opinion of the Responsible Executives, then the party not

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     in default may terminate this Agreement upon written notice to the other party. Such notice may, in the reasonable discretion of the terminating party, terminate the application of this Agreement as to less than all Facilities.

     B. In the application of this PARAGRAPH 19 and PARAGRAPHS 24 and 25, the words "Material Default" shall include only such defaults as are specifically set forth in this SUBPARAGRAPH 19B as Material Defaults. All other defaults shall be deemed for purposes of this Agreement to be non-material. Material Defaults shall be as follows:

          i.      It shall be a Material Default for SOLO to:

                  a) Fail to make any payment when due in accordance with this Agreement, other than one or more inadvertent failures as described in SUBPARAGRAPH 7Ei above;

                  b) Fail to comply with the exclusivity provisions set forth in PARAGRAPH 16B; and

                  c) Fail to abide by the indemnification provisions set forth in PARAGRAPH 9, including without limitation the making of timely payments required thereunder.

          ii.     It shall be a Material Default for DSC to:

                  a) Fail to comply with specifically identified Service Level Agreements set forth in EXHIBITS C AND F. EXHIBITS C AND F set forth all SLA's and specifically identify those that may, if not complied with, constitute material default;

                  b) Fail to make any payment when due in accordance with this Agreement; and

                  c) Fail to abide by the indemnification provisions set forth in PARAGRAPH 9 of this Agreement, including without limitation the making of timely payments required thereunder.

     C. If the default(s) is not a Material Default as defined above in SUBPARAGRAPH 19B, and such non-material default is not timely remedied or resolved to the satisfaction of the non-defaulting party, then the matters shall be submitted to the Alliance Committee for resolution. The parties shall follow the resolution steps provided for in PARAGRAPHS 24 AND 33. If the default(s) is a Material Default, and such Material Default, is not timely remedied or resolved to the satisfaction of the Alliance Committee or of the non-defaulting party, then the party not in default may submit the matter directly to Arbitration upon written notice to the other party requesting termination (among other things) of this Agreement as a remedy. The foregoing provisions of this PARAGRAPH shall not impair the rights of either party to collect any amount due it hereunder for any damage or loss suffered by it or any other amount due hereunder. Any termination of this Agreement as set forth in this

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     PARAGRAPH 19 shall not waive any other remedy in law or equity to which the party not in default may be entitled for breach of this Agreement.

     D. No remedy herein conferred upon or reserved to SOLO or DSC is intended to be exclusive of any other available remedy except as may be expressly limited by this Agreement, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or failure to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order for SOLO or DSC to exercise any remedy reserved to either of them under this Agreement, the party shall be required to conform to any notice or procedural requirement or limitation provided for in this Agreement.

     E. In no event shall either party be responsible for the consequential damages of the other.

20.  TERMINATION COSTS.

The parties agree that the costs and risks of terminating all or a part of this Agreement shall be shared differently depending upon the circumstances of such termination. Therefore, in addition to such rights as either party may have to collect any amount due it hereunder for any damage or loss suffered by it, the parties hereby agree to the following:

     A. Termination of the entire Agreement at the end of its first term or any renewal term by timely notice of non renewal.

          i. Each party's real estate and capital commitments shall be as set forth in PARAGRAPHS 5 and 6 hereof and the parties shall execute such documents as may be necessary to effect the provision of those PARAGRAPHS.

          ii. DSC is to receive payment in full for all services performed on or before the termination date and for all assets or rights transferred to SOLO or a new provider.

          iii. DSC will receive compensation in full for all extraordinary costs or expenses necessary to provide a smooth closing or transition to another provider; provided, however, that any such costs or expenses shall be first approved by SOLO in its reasonable discretion whenever reasonably possible.

     B. Termination of the entire Agreement or with respect to a single Facility for default.

          i. Each party's real estate and capital commitments shall be as set forth in PARAGRAPHS 5 and 6 hereof and the parties shall execute such documents as may be necessary to effect the provision of those PARAGRAPHS.

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          ii.     DSC is to receive payment in full for all services performed in accordance with this Agreement on or before the termination date and for all assets or rights transferred to SOLO or a new provider.

          iii. DSC will receive compensation in full for all extraordinary costs or expenses reasonably necessary to provide a smooth closing or transition to another provider including employee related costs such as severance in the event of a termination based on SOLO's default; provided, however, that any such costs or expenses shall be first approved by SOLO in its reasonable discretion whenever reasonably possible.

     C. Termination of one or more Facilities by the decision of the Alliance Committee in furtherance of the parties, stated goals.

          i. When the Alliance Committee makes the decision to close a Facility, the pricing shall be revised to reflect the termination of the Facility.

          ii. The costs shall be allocated as the Alliance Committee shall determine. The Alliance Committee shall be governed by the principle of making DSC whole whenever possible. In the event that the provisions of PARAGRAPH 3 and/or 5 apply, those PARAGRAPHS shall govern.

21.  NOTICES

Any notice provided for in this Agreement shall be considered as having been given to SOLO if mailed by certified mail, postage prepaid to SOLO at the address specified below.

     Solo Cup Company
     1700 Old Deerfield Rd.
     Highland Park, Illinois 60035
     Attention: R. L Whaley

     With copy to Attention: Dawn S. Keller
     Solo Cup Company
     1700 Old Deerfield Rd.
     Highland Park, Illinois 60035

     Any notice or order provided for in this Agreement shall be considered as having been given to DSC if mailed by certified mail, postage prepaid, to DSC at the address specified below.

     DSC Logistics
     1750 S. Wolf Road
     Des Plaines, IL 60018

     Attention: Adrian Potgieter

     With a copy to Attention: Robin G. Munden, Esq.

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22.  CONFIDENTIALITY

The parties acknowledge that, in connection with DSC's performance of the DSC Services hereunder, each party may have access to confidential or proprietary information ("Confidential Information") of the other party, and its subsidiaries and affiliates. Each party may be either or both a "disclosing party" and a "receiving party" and such terms shall apply to both parties as the context may require.

     A. For purposes of this Agreement and all FSA's, as well as all Exhibits, amendments, addenda and modifications hereto and thereto, "Confidential Information" means any and all information that is marked "confidential" or that a reasonable person would consider to be confidential, including without limitation all information relating to the past, present or future research, development or business affairs of a person that such person does not disclose to the public in the ordinary course of its business, such as proprietary information and processes, all computer hardware and software, software development and implementation methodologies, software and technology architecture, networks, all "know how," all "trade secrets," technical information, business methods and strategies, business processes, pricing, algorithms, billing records, policies, databases, financial and operational information, contracts, officer, director and shareholder information, contracts, suppliers, alliances and joint ventures, client lists, marketing prospects, product designs, blueprints, drawings, models, prototypes or inventions (inventions shall mean any new machines, methods, processes, uses, compositions or matter, designs or other configurations or apparatus of any kind, discovered, conceived, developed, made or produced or any improvements to them and shall not be limited to the definition of an invention contained in the patent laws of the United States), together with all copies, reproductions, notes, analyses, data, reports, records, evaluations, forecasts, compilations, studies, interpretations, summaries and other documents or materials based on the foregoing, whether furnished orally, in writing, or through computer storage or transmission or gathered by inspection. The receiving party shall treat as confidential any and all Confidential Information furnished by the disclosing party to the receiving party, or accessed by the receiving party in the course of providing its services under this Agreement, whether furnished or accessed before or after the date of this Agreement. The Confidential Information shall only be used by the parties hereto in connection with the performance of its obligations hereunder and, except for disclosure to officers, employees or other authorized representatives who need to know such Confidential Information and who are informed of the confidential nature of the information so disclosed and agree to be bound by the terms of this PARAGRAPH 22, the receiving party shall not disclose or use, and shall direct its officers, directors, employees and authorized representatives not to disclose or use, any Confidential Information, without the prior written consent of the disclosing party. The parties specifically agree that the terms of this Agreement, including but not limited to the rates charged by DSC to SOLO and the rates charged by SOLO to its customers, are Confidential Information.

     B. In utilizing the Confidential Information, neither party shall be deemed to have transferred any right, title or interest to its Confidential Information to the other and neither party shall have the right to use the Confidential Information except in connection with the performance of its obligations hereunder and under any FSA's

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     (including all modifications, addenda and supplements thereto), without the express written consent of the disclosing party.

     C. Confidential Information does not include, and the provisions of this Paragraph 22 shall not apply to, information or materials that: (1) may be demonstrated to have been in the receiving party's possession prior to disclosure by the disclosing party; (2) is furnished to the receiving party on a non-confidential basis from a person or entity not a party to this Agreement where such person or entity is not bound by an obligation of confidentiality to the disclosing party; or (3) has become part of the public domain by publication or otherwise through no act of the party to whom information has been disclosed.

     D. SOLO specifically agrees that SOLO will not use DSC's Confidential Information for SOLO's benefit without DSC's express written consent. DSC specifically agrees that DSC will not use SOLO's Confidential Information for DSC's benefit and/or for services to any other party.

     E. If the receiving party or any of its officers, directors, employees or authorized representatives is requested or required to disclose any Confidential Information, the receiving party shall immediately notify the disclosing party so that the disclosing party may seek an appropriate protective order and/or waive compliance with the provisions of this PARAGRAPH 22. If the disclosing party does not provide such protective order or waiver within a reasonable time after such notice, the receiving party may disclose only that portion of the Confidential Information so required to be disclosed.

     F. Upon the request of the disclosing party, and also upon the termination of this Agreement, the receiving party shall promptly destroy or deliver to the disclosing party the Confidential Information possessed by the receiving party and any of its officers, directors, employees or authorized representatives, together with any notes, extracts or reproductions.

     G. The parties agree that a breach of the provisions of this PARAGRAPH 22 would cause the other party to suffer irreparable damage that could not be adequately remedied by an action at law or in equity. Accordingly, each party agrees that the injured party shall have the right to injunctive relief (without any bond or other security being required therefor) or specific performance to prevent an actual or threatened breach of this PARAGRAPH, such right being in addition to all other rights and remedies might be available to the disclosing party at law, in equity or otherwise. The provisions of this PARAGRAPH shall be binding upon the parties for a period of five (5) years after the termination or expiration of this Agreement or any extension or renewal thereof:

23.  INTELLECTUAL PROPERTY

     A. In carrying out their respective obligations hereunder, the Intellectual Property of both parties will or may be utilized in ensuring the success of the Strategic Alliance. Such Intellectual Property may or may not be confidential and

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     shall for purposes of this Agreement include, but not be limited to, patents, trademarks, trade names, copyrights, computer hardware and software, "know-how," all "trade secrets," technical information, product designs, blueprints, drawings, models, prototypes or inventions (inventions shall mean any new machines, methods, processes, uses, compositions or matter, designs or other configurations or apparatus of any kind, discovered, conceived, developed, made or produced or any improvements to them and shall not be limited to the definition of an invention contained in the patent laws of the United States).

     B. In utilizing such Intellectual Property in furtherance of the goals of this Strategic Alliance neither party shall be deemed to have transferred any right, title or interest to its Intellectual Property to the other and at the conclusion of this Agreement neither party shall have the right to use the Intellectual Property of the other without the express written consent of the other. DSC agrees that, to the extent its Intellectual Property can be characterized as a Management Practice or Technique which has been applied to better supply chain management for SOLO, nothing in the Agreement will require SOLO to discontinue such practice after termination of the Agreement and DSC grants to SOLO the perpetual, royalty free, non assignable right to continue such Management practice or Technique in the manner described herein.

     C. Any new Intellectual Property jointly developed by SOLO and DSC using shared investment or human capital shall be the joint property of each and if patentable or otherwise protectable the parties shall be joint owners. The parties shall also share in jointly developed improvements in the Intellectual Property of the other but not in the underlying Intellectual Property. Finally, Intellectual Property separately or independently developed by either party and implemented in furtherance of this Agreement shall not become property of the other nor shall the other have any right to utilize such Intellectual Property in the event of termination of this Agreement.

24.  ALLIANCE COMMITTEE

     A. SOLO and DSC have identified four (4) areas which will require communication and joint decision making. Those areas are: (1) overall Strategic Alliance administration, (2) pricing and services, (3) operational excellence and (4) measurement. The Alliance Committee will administer this Agreement, and will be comprised of a standing committee made up of an equal number of SOLO and DSC employees, up to a maximum of four (4). The Alliance Committee shall make decisions on all matters relevant to the administration of this Agreement. The Alliance Committee may also form ad hoc committees made up of an equal number of representatives from each party to make recommendations with respect to any matter. Each such ad hoc committee shall have a specific charter and sunset date. All such committees shall report to the Alliance Committee.

     B. The Alliance Committee shall make a strategic presentation concerning the overall Strategic Alliance to the Responsible Executives on an annual basis.

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     C.   Future pricing decisions will be governed by the elements set forth in
     PARAGRAPHS 3, 4, and 16, the pricing elements described in EXHIBIT E, and the product Profiles set forth in the FSA to this Agreement.

     D. The Alliance Committee shall not have the authority to modify or change this Agreement. Modification may only be made in conformance with PARAGRAPH 31 of this Agreement.

     E. In the event the Alliance Committee cannot reach a decision, then each party shall make a presentation of the issues to be resolved to the Chief Executive Officer of DSC and the Chief Operating Officer of SOLO for resolution (collectively, the "Responsible Executives"). Such presentation shall be no longer than thirty (30) minutes in length and summarized in a writing of no more than five pages. In the event that the Responsible Executives cannot resolve the matter, they shall submit the dispute to binding arbitration in conformance with PARAGRAPH 33. That submission will keep this Agreement in full force and effect. The decision of the arbitrator shall be binding.

25.  MISCELLANEOUS

     A. Each party agrees to provide all relevant information, including Confidential Information on a "need to know" basis, available to it with respect to its business, business plans and projections, as may be necessary for the parties to jointly carry out the purposes of this Agreement. Notwithstanding the prior sentence, nothing in this Agreement requires disclosure of Confidential Information not specifically required to achieve the stated purposes and goals stated in this Agreement.

     B. ELECTRONIC DATA INTERCHANGE. The parties agree that in order to support the business of SOLO as contemplated by this Agreement, they will be required to support electronic data interchange ("EDI") Warehouse Transactions sets, all as specifically set forth in EXHIBIT L. The reasonable and pre-approved costs of establishing such EDI transaction sets shall be paid by SOLO as a part of the Start Up pricing. DSC shall be entitled to rely for all purposes on information transmitted to it by facsimile, EDI or similar communication. DSC's EDI or similar acknowledgement of receipt of Product sent to SOLO shall constitute the issuance of a warehouse receipt for all purposes. SOLO agrees to accept such EDI acknowledgement of receipt of Product as a valid, complete warehouse receipt satisfying all statutory requirements, including the claiming of a general warehouseman's lien on all Products.

     C. Instructions to DSC to deliver Products from the Facility shall not be effective until received in writing by DSC (including any form of electronic notification agreed upon by the parties). SOLO may, by a written notice, authorize and instruct DSC to rely on electronically transmitted instructions from SOLO for delivery of the Products. Provided DSC has complied with such instructions, DSC shall not be liable for any loss or error in connection with the delivery of Products resulting from electronically transmitted instructions.

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     D.   RIGHT TO INSPECT. SOLO shall have the right to inspect the Facility and the Services being provided by DSC at any time the Facility is in operation. Subject to the prior consent of SOLO, which consent shall not be unreasonably withheld, DSC shall have the right to show the operations of the Facility to no more than five (5) persons at a time for the purpose of demonstrating the services that DSC provides, but at such times and in such ways as do not interfere with the business operations of the Facility or with DSC's delivery of services to SOLO, and provided that demonstrations do not in any way breach the confidentiality provisions of this Agreement.

     E. DSC will maintain separate transportation service and warehouse space between SOLO and SOLO's competitors, unless specifically agreed to in writing by SOLO. DSC will not utilize supervisory or day-to-day operational personnel in the same or similar capacity for SOLO and for a competitor of SOLO. DSC may use general management personnel not actively involved in the full time delivery of services to SOLO in connection with the product of SOLO competitors so long as the confidentiality provisions of this Agreement are not breached.

     F. Except as the parties may agree in writing, neither SOLO nor DSC shall employ or solicit for employment, directly or indirectly, any former employee of the other until at least one year shall have elapsed after such former employee shall have left the employment of the other. The parties contemplate that, with respect to several Facilities that are currently being operated by SOLO with employees of SOLO, that DSC will provide the Services in the same Facility. With respect to any employee of SOLO at such Facility that SOLO determines will not remain in its employ, DSC may hire such employee. Such employee shall be subject to all normal DSC pre-employment testing and procedures and to DSC's usual terms of employment.

     G. HAZARDOUS MATERIAL CLASSIFICATION. SOLO represents and warrants that none of its Products to be stored at the Facility is classified as a hazardous material. In the event, however, that the storage or handling of the Products causes DSC to incur any additional cost or expense directly related to the hazardous nature of such Products, SOLO will indemnify DSC against any such costs and expenses, including but not limited to increased insurance premiums and the cost of constructing a caged enclosure, if appropriate.

26.  PUBLIC RELATIONS AND MARKETING

     A. The parties agree that press releases, advertisements or announcements in mass media of any kind concerning the other party shall not be issued without the prior consent of the other party. Notwithstanding the preceding sentence, either party may post an announcement on its website regarding the parties' relationship, so long as such announcement does not violate the confidentiality obligations created in Paragraph 22 and 23 hereof; provided, however, that DSC may not post such an announcement until SOLO notifies DSC that SOLO has generally disclosed the parties' relationship to its employees. The parties agree that communications regarding the parties' relationship other than those described above which do not

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     breach the parties' obligations pursuant to Paragraph 22 and 23 hereof shall be subject to the other party's prior consent, which consent shall not be unreasonably withheld.

     B. Except as otherwise prohibited, SOLO hereby grants to DSC for the term of this Agreement a nonexclusive license to publish, disseminate, transmit or otherwise use, in each case solely in connection with advertising and/or promotion in any manner or media (i) SOLO's official corporate name and "DBA" names used by SOLO or by which SOLO is known and (ii) SOLO's logos, as set forth on EXHIBIT M. SOLO shall have the absolute right to revoke this nonexclusive right, upon thirty (30) days' written notice.

     C. Except as otherwise prohibited, DSC hereby grants to SOLO for the term of this Agreement a nonexclusive license to publish disseminate, transmit or otherwise use, in each case solely in connection with advertising and/or promotion in any manner or media (i) DSC's official corporate name and "DBA" names used by DSC or by which DSC is known and (ii) DSC's logos, as set forth on EXHIBIT N. DSC shall have the absolute right to revoke this nonexclusive right, upon thirty (30) days written notice.

27.  ASSIGNMENT

Neither party to this Agreement shall assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party; PROVIDED, HOWEVER, that either party may, without such consent, assign and transfer its rights and obligations, in whole or in part, (a) to any Affiliate (as defined in the next sentence) or (b) in connection with a sale of all or substantially all of its assets and business as a going concern, provided such Affiliate or the transferee of such business expressly assumes the obligations hereunder in writing. As used herein, "Affiliate" shall mean, any party, any person, corporation, Strategic Alliance or business venture which either directly or indirectly controls, is controlled by or is under common control of a party.

28.  CONSEQUENTIAL DAMAGES

Neither party hereto shall be liable to the other for any indirect, special or consequential damages.

29.  GOVERNING STATE LAW

The provisions of this Agreement shall be construed and interpreted according to the internal laws of the State of Illinois.

30.  SEVERABILITY

If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement or any other application of such term or provision shall not be affected thereby.

31.  ENTIRE AGREEMENT, MODIFICATION

This Agreement and any and all appendices, attachments and EXHIBITS referenced herein, constitutes the entire agreement between the parties hereto on the subject matter hereof, and

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supersedes all prior proposals, oral or written. Any amendment of or modification to this Agreement shall be effective only if in writing and signed by the party sought to be charged therewith.

32.  COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

33.  ARBITRATION

     A. Any controversy or claim arising out of or relation to this Agreement or the breach thereof shall first be settled by submission to the Alliance Committee and then by resolution of the Responsible Executives in conformance with PARAGRAPH 24E. All matters not resolved by PARAGRAPH 24E shall be submitted to binding arbitration before a single arbitrator of the American Arbitration Association (AAA), in accordance with the Arbitration Rules of the AAA, and the judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof. The Arbitrator shall be chosen by mutual agreement from a panel provided by the AAA.

     B. The parties may obtain any discovery in aid of the arbitration in accordance with the State of Illinois rules of discovery; provided, however, discovery by means of requests for admission shall not be permitted.

     C. The arbitration award shall be in writing and shall specify the factual and legal bases for the award. The award shall be binding upon the parties.

 SOLO CUP COMPANY                           DSC LOGISTICS, INC.

 /s/ Ronald L. Whaley                       /s/ Ann M. Drake
-----------------------------------        -------------------------------------
 Signature                                  Signature

 Ronald L. Whaley                           Ann M. Drake
-----------------------------------        -------------------------------------
 Printed/Typed Name                         Printed/Typed Name

 COO / CFO                                  Chief Executive Officer
-----------------------------------        -------------------------------------
 Title                                      Title

 11/21/01                                   November 19, 2001
-----------------------------------        -------------------------------------
 Date                                       Date

Solo Final

                                    EXHIBITS

Exhibit A         Information Technology Services

Exhibit B         Sample Facility Specific Addendum

Exhibit C         Warehouse Service Level Agreements

Exhibit D         Startup & Transition Cost Estimation

Exhibit E         Warehouse Pricing Estimate, Accessorials & Productivity Model

Exhibit F         Transportation Rates, Accessorials & Service Level Agreements

Exhibit G         Profile Elements

Exhibit H         Key Operational Variables

Exhibit I         Proposed Geographies

Exhibit J         SOLO Customers with Pre-Paid Freight Arrangements

Exhibit K         Existing SOLO Transportation Agreements

Exhibit L         EDI Transaction Sets

Exhibit M         SOLO Cup Company Logo

Exhibit N         DSC Logistics Logo

DSC LOGISTICS                      EXHIBIT A:
SOLO CUP                 INFORMATION TECHNOLOGY SERVICES
OPERATING AGREEMENT

          BILLABLE IT SERVICES               IT SERVICES INCLUDED IN BASE PRICING
-----------------------------------------------------------------------------------
1.   Integration services, including       1.   Maintaining and supporting facility
     setup and testing of Electronic            hardware once installed.
     Data Interchange (EDI) transaction
     sets. Any customized changes, as
     needed, to the Warehouse Management
     System (WMS) or the Shipment
     Management System (SMS) to retain
     or pass through data to the EDI
     transaction sets.

2.   Custom account or item master         2.   Maintaining and supporting Data
     functions.                                 Center operations once installed.

3.   Creation of new lot code              3.   Maintaining and supporting network
     translations.                              operations.

4    Custom WMS, SMS and other software    4.   Maintaining and supporting WMS, SMS
     enhancements.                              and other software.

5.   Development of custom reports,        5.   Maintaining and supporting EDI
     custom reporting mechanisms such as        transactions.
     proprietary data transmissions, or
     custom invoicing, rendered from the
     WMS or SMS.

6.   Custom Bill of Lading or label        6.   Maintaining and supporting existing
     creation                                   reports or reporting mechanisms.

7.   Evaluating and developing custom      7.   Maintaining and supporting standard
     solutions to customer requests.            Bills of Lading, Master Bills,
                                                Manifests, and Invoices.

8.   Startup support and services as
     agreed in the Facility Specific
     Agreements, including on site IT
     support.

Solo or DSC shall submit to the other a proposed scope of work and the parties will agree on the scope of work, time to completion and cost prior to commencement.

During the course of the parties' relationship, either party may propose IT-related enhancements or modifications that are intended and expected to result in operational cost savings and/or improvements in productivity. If the parties mutually agree to develop and implement the proposed enhancement or modification, then the party that is engaged in the agreed upon development implementation work will initially bear the cost of that work. Thereafter, that party will be paid, credited, or otherwise allocated, as the case may be, one hundred percent (100%) of any productivity and/or cost savings that result from the enhancement/modification until such time as it has recovered all of its cost incurred in connection with development/implementation of that enhancement/modification. Thereafter, any additional resulting productivity savings shall be allocated between the parties as set forth in Section 3.C.v. of the Agreement.

                           UPDATED NOVEMBER 16, 2001                 PAGE 1 OF 1

DSC LOGISTICS                      EXHIBIT B:
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM

Pursuant to PARAGRAPH _ of the Operating Agreement dated as of ________, 2001 (the "Agreement") between Solo Cup ("SOLO") and DSC Logistics, Inc. ("DSC") have entered into the following Facility Specific Addendum (this FSA or this Addendum), which shall be applicable only to the facility named in this document:

1.   The effective date of this Addendum is _____________.

2.   This Addendum is applicable to the following facility (the Facility):

     FULL NAME:
     SHORTHAND NAME (IF ANY):
     STREET ADDRESS (IF AVAILABLE):



3.   Real Estate Event Estimations (if applicable):

          REAL ESTATE EVENT          ESTIMATED START DATE      ESTIMATED COMPLETION DATE
          ------------------------------------------------------------------------------
             Real Estate Search
             Site Location
             Start-Up

4.   Real Estate and Capital Commitments

     a) The Real Estate Options paragraph or subparagraph of the Agreement applicable to this Facility shall be subparagraph ___.
     b) If the parties determine that none of the subparagraphs of paragraph 5 of the Agreement apply, the parties shall set forth in Attachment 1 to this Exhibit the specific terms of the real estate agreements applicable to this Facility.
     c) The Capital Investment Option paragraph or subparagraph of the Agreement applicable to this Facility is ___. If subparagraph ___ is applicable then the parties agree that SOLO will be at risk for equipment in excess of its needs for a period of N/A. If no subparagraph of paragraph 6 of the Agreement is applicable then the parties shall set forth on Attachment 1 the specific terms of the Capital Investment agreements.

5. Estimated Operating Budgets applicable to the facility, if any, are set forth in Attachment 2.

6. Attached hereto and incorporated herein by reference are the following Attachments applicable to this Facility:
     a)   Attachment 3 - Warehouse Accessorials
     b)   Attachment 4 - Start-Up Budget Estimate
     c)   Attachment 5 - Product Profile Assumptions
     d)   Attachment 6 - Operating Capacity Constraints
     e) Attachment 7 - Facility specific agreements which add, subtract from or modify the terms of the Agreement. Any such terms are applicable only to this Facility and do not modify or amend the Agreement with respect to any other facility. The parties shall include on Attachment 6 any specific agreement concerning the length of the operating agreement applicable only to this Facility.
7. Attached hereto as Attachment 8 are any agreements concerning the length of the operating agreement to this Facility.

                            UPDATED OCTOBER 25, 2001                PAGE 1 OF 10

DSC LOGISTICS                      EXHIBIT B:
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM


Solo Cup, Inc.                                 DSC Logistics, Inc.

____________________________________           _________________________________

____________________________________           _________________________________

Date:_______________________________           Date:____________________________

                            UPDATED OCTOBER 25, 2001                PAGE 2 OF 10

DSC LOGISTICS                      EXHIBIT B:
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM

                                  ATTACHMENT 1
                       REAL ESTATE AND CAPITAL AGREEMENTS


Additional Real Estate Agreements (if applicable):



Additional Capital Investment Agreements (if applicable):

                            UPDATED OCTOBER 25, 2001                PAGE 3 OF 10

DSC LOGISTICS                       EXHIBIT B
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM

                                  ATTACHMENT 2
                       FACILITY ESTIMATED OPERATING BUDGET

                                WAREHOUSE EXPENSE
--------------------------------------------------------------------------------
     CATEGORY                      SUBCATEGORY                      COST
--------------------------------------------------------------------------------
FIXED                   Rent
BUILDING                Taxes & Licenses
                        Maintenance & Repair Facility
                        Utilities
                        Security
                        Insurance
                        Trash Removal
                        Other Outside Services
                         TOTAL FIXED BUILDING
FIXED                   Management & Supervision Salaries
HANDLING                Customer Service & Administrative
                        Salaries
                        Handling Equipment Cost
                        Administrative Equipment
                        Communication
                        Office Supplies & Services
                        Hiring Expenses
                        Professional Fees
                        Training & Education
                        Travel & Entertainment
                        Other
                        Claims & Uncollectibles
                         TOTAL FIXED HANDLING
VARIABLE                Direct Labor Expense
HANDLING                Fuel
                        Warehouse Supplies
                        Maintenance & Repairs Handling
                        Pallets
                        Detention
                        TOTAL VARIABLE HANDLING
               DSC CORPORATE FUNCTIONAL SUPPORT (7.93%)
                    SUBTOTAL WAREHOUSE EXPENSE

                          BASE COST PLUS (6%)
                       INCENTIVE COST PLUS (3%)
                      TOTAL WAREHOUSE EXPENSE

                            UPDATED OCTOBER 25, 2001                PAGE 4 OF 10

DSC LOGISTICS                      EXHIBIT B:
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM

                TRANSPORTATION EXPENSE
------------------------------------------------------
     TRANSPORTATION
         LANE                    VOLUME
------------------------------------------------------
ORIGIN     DESTINATION  CASES    WEIGHT   CUBE    MODE
------------------------------------------------------




                                     TRANSPORTATION EXPENSE
---------------------------------------------------------------------------------------------------------------------------
                                         TRANSPORTATION CARRIER ALLOCATION
---------------------------------------------------------------------------------------------------------------------------
         PRIMARY CARRIER                SECONDARY CARRIER               TERTIARY CARRIER             SUMMARY STATISTICS
---------------------------------------------------------------------------------------------------------------------------
  % ALLOCATION   COST   SERVICE   % ALLOCATION  COST   SERVICE   % ALLOCATION   COST    SERVICE   TOTAL COST   SERVICE AVG
---------------------------------------------------------------------------------------------------------------------------





CARRIER ALLOCATION % IS AN ESTIMATE THAT MAY VARY DUE CARRIER CAPACITY CONSTRAINTS.

                            UPDATED OCTOBER 25, 2001                PAGE 5 OF 10

DSC LOGISTICS                      EXHIBIT B:
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM

                                  ATTACHMENT 3
                             WAREHOUSE ACCESSORIALS

                                REQUIRES WRITTEN
                                   REQUEST OR
        DESCRIPTION             AUTHORIZATION "X"       RATE BASIS      RATE
-------------------------------------------------------------------------------
PHYSICAL INVENTORY                     X                COST PLUS
PRODUCT DISPOSAL                       X                COST PLUS
SPECIAL PACKAGING                      X                  QUOTE
DISPLAY BUILDING                       X                  QUOTE
LABELING                               X                  QUOTE
SPECIAL FUMIGATION                     X                  QUOTE

                            UPDATED OCTOBER 25, 2001                PAGE 6 OF 10

DSC LOGISTICS                      EXHIBIT B
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM

                                  ATTACHMENT 4
                            START-UP BUDGET ESTIMATE

                                                                                            ESTIMATED COMPLETION
          START-UP ACTIVITY                       ESTIMATED COST    ESTIMATED START DATE           DATE
----------------------------------------------------------------------------------------------------------------
TRAVEL & RELOCATION
      Airfare
      Taxi & Rental Cars
      Hotel Rooms (w/tax)
      Meals
      Other
TOTAL TRAVEL

HIRING EXPENSE
      Drug Tests & Physicals
      Integrity Tests
      Background Checks
      Psychological Profile
      Aptitude Tests
      Drug Tests
TOTAL HIRING

OPERATIONS MOVE & SET-UP
      Floor Striping
      RF Signage
      Temp. Equipment Rental
      Misc. Building Preparation
      Office Move / Improvement
TOTAL OPERATIONS

ADDITIONAL LABOR
      Human Resources
      PI&T, SI&P & SMT
      Start-Up Coordinator
      Engineering
      Information Technologies
      Visiting Operators
      Visiting CSR, Office
      Visiting Warehouse Help
      Warehouse Labor Ramp Up
TOTAL ADDITIONAL LABOR
DSC CORPORATE FUNCTIONAL SUPPORT (7.93%)

TOTAL START UP COSTS

                            UPDATED OCTOBER 25, 2001                PAGE 7 OF 10

DSC LOGISTICS                      EXHIBIT B:
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM

                                  ATTACHMENT 5
                           PRODUCT PROFILE ASSUMPTIONS

                          PRODUCT PROFILE                          PROFILE DATA
-----------------------------------------------------------
      CATEGORY                    SUBCATEGORY
--------------------------------------------------------------------------------
INBOUND                 Cases Received Per Year
                        Pallets Received Per Year
                        Average Cases Per Pallet
                        SKUs Per Pallet
                        % Truckload Cases
                        Truckloads Per Year
                        Pallets Per Inbound Truckload
                        Cases Per Inbound Truckload
                        SKUs Per Inbound Truckload
                        % Railcar Cases
                        Railcars Per Year
                        Pallets Per Inbound Railcar
                        Cases Per Inbound Railcar
                        SKUs Per Inbound Railcar
                        % Pallets Load
                        % Clamp Load
                        %Slip Load
                        % Floor Load

STORAGE                 # of SKUs
                        Average Cases in Inventory
                        Peak Cases in Inventory
                        Average Pallets in Inventory
                        Peak Pallets in Inventory
                        Cases Per Pallet in Inventory
                        Stackability
                        Maximum Pallet Height
                        GMA Pallet (yes/no)
                        Annual Turns
                        Inventories Per Year
                        Cycle Count (yes/no)
                        Lot Control (yes/no)
                        Pick to Specific Lot (yes/no)

OUTBOUND                Cases Shipped Per Year
                        Pallets Shipper Per Year
                        % Pallet Pick
                        % Tier Pick
                        % Case Pick
                        % Each Pick
                        Average Cases Per Pallet - Case Pick
                        Orders Per Year
                        Lines Per Year
                        Total Lines Per Order
                        Tier Pick Lines Per Order
                        Cases Tier Picked Per Line
                        Case Pick Lines Per Order
                        Total Cases Per Order

                            UPDATED OCTOBER 25, 2001                PAGE 8 OF 10

DSC LOGISTICS                      EXHIBIT B:
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM

                          PRODUCT PROFILE                          PROFILE DATA
-----------------------------------------------------------
      CATEGORY                    SUBCATEGORY
--------------------------------------------------------------------------------
OUTBOUND CONT'D         Total Pallets Per Order
                        % Truckload Cases
                        % LTL Cases
                        % Rail Cases
                        Pallets Per Outbound Truckload
                        Pallets Per Outbound LTL
                        Pallets Per Outbound Rail
                        % Pallet Load
                        % Clamp Load
                        % Slip Load
                        % Floor Load
                        % CHEP Load

                            UPDATED OCTOBER 25, 2001                PAGE 9 OF 10

DSC LOGISTICS                      EXHIBIT B:
SOLO CUP                             SAMPLE
OPERATING AGREEMENT        FACILITY SPECIFIC ADDENDUM

                                  ATTACHMENT 6
                         OPERATING CAPACITY CONSTRAINTS

OPERATIONAL CATEGORY        OPERATING CAPACITY CONSTRAINT
---------------------------------------------------------





                            UPDATED OCTOBER 25, 2001               PAGE 10 OF 10

DSC LOGISTICS                       EXHIBIT C:
SOLO CUP                            WAREHOUSE
OPERATING AGREEMENT         SERVICE LEVEL AGREEMENTS

                                                                                 REQUIRED TO    SUBJECT TO
                                                                                   ACHIEVE        AGREED
                                                                                 PERFORMANCE     OPERATING
  SERVICE LEVEL                                                                  INCENTIVE 3%    CAPACITY
    CATEGORY                      SERVICE LEVEL AGREEMENT                            FEE        CONSTRAINTS
-----------------------------------------------------------------------------------------------------------
                 Maintain warehouse cycle times (order receipt from SMS to
                 shipment) within timeframes required by each Solo Cup order on a minimum of 98% of orders processed with the following
ORDER CYCLE TIME minimum lead times:                                                  X             X
                         -  TRUCKLOAD: 48 HOURS
                         -  LESS THAN TRUCKLOAD: 24 HOURS
                         -  PACKAGE/PARCEL: 24 HOURS

    SHIPMENT     Maintain a minimum of 98 % of outbound shipments confirmed
  CONFIRMATION   electronically within 24 hours of actual physical shipment.

     INBOUND     Maintain a minimum of 98% of inbound receipts confirmed
  CONFIRMATION   electronically within 24 hours of actual physical receipt.

     INBOUND     Maintain a minimum of 99% of inbound receipts processed and
   PROCESSING    available for shipment within 4 hours of physical unloading                        X

                 Maintain a two-tiered inventory accuracy based on physical inventory count:
                      1.   99.5% net inventory accuracy, calculated as the
                           Total Cases Physically Counted divided by Total
    INVENTORY              Cases in Book Inventory.                                   X
    ACCURACY          2.   97% absolute inventory accuracy, calculated as the
                           weighted average of the variance percentages,
                           measured in cases, for each item (not to lot code
                           level).

                 Maintain 95% error-free (correct items and quantities)
 ORDER ACCURACY  orders shipped as compared to total DSC-delivered orders
                 processed if product is available.                                   X

                 Generate and issue the following Operational Monthly and
                 Year to Date Statistical Reports:
                      1.   Executive Summary
                      2.   Warehousing & Freight Invoice Report
                      3.   Variance Analysis-Monthly & YTD
                      4.   Actual Dollars by Category Trended-YTD
                      5.   Ratio Analysis Detail by Location & Network
     REPORTS          6.   Case Pick Variance-YTD
                      7.   Productivity Variance-YTD
                      8.   Productivity Cost Analysis-Monthly
                      9.   Plus Point Summary -Monthly, Network & By Location
                      10.  Project Analysis Network Summary -Monthly, YTD &
                           By Location
                      11.  Surge Report

                            UPDATED NOVEMBER 16, 2001                PAGE 1 OF 2

DSC LOGISTICS                      EXHIBIT C:
SOLO CUP                            WAREHOUSE
OPERATING AGREEMENT         SERVICE LEVEL AGREEMENTS

THE PARTIES AGREE THAT ALL THREE (3) APPLICABLE SERVICE LEVEL CATEGORIES (I.E., ORDER CYCLE TIME, INVENTORY ACCURACY, AND ORDER ACCURACY) MUST BE MET, MEASURED IN THE AGGREGATE ACROSS ALL FACILITIES, DURING ANY SINGLE CONTRACT YEAR BEFORE THE THREE PERCENT (3%) INCENTIVE FEE SHALL BE DEEMED EARNED BY DSC FOR THAT CONTRACT YEAR. NOTWITHSTANDING THE PRECEDING SENTENCE, THE THREE PERCENT (3%) INCENTIVE FEE SHALL BE PAID QUARTERLY DURING EACH CONTRACT YEAR, AND RETURNED TO SOLO BY DSC IF THE APPLICABLE SERVICE LEVEL CATEGORIES ARE NOT MET FOR THAT CONTRACT YEAR.

DSC LOGISTICS' PERFORMANCE WILL BE MEASURED BY A SERVICE LEVEL AGREEMENT COMPLIANCE REPORT, WHICH WILL BE PREPARED BY DSC LOGISTICS ON A QUARTERLY BASIS.

DSC'S FAILURE TO ACHIEVE ORDER CYCLE TIME, INVENTORY ACCURACY, OR ORDER ACCURACY PERCENTAGES AT THE LEVELS DESCRIBED ABOVE MINUS 10% ON A QUARTERLY BASIS MAY BE CONSIDERED A MATERIAL DEFAULT UNDER SECTION 19(A)(ii)(a) OF THE AGREEMENT.

                            SLA PRICING CALCULATIONS

DSC LOGISTICS WILL PERFORM WAREHOUSE OPERATION FUNCTIONS ON BEHALF OF SOLO CUP AND WILL ADMINISTER THE COSTS AND FEES IN THE FOLLOWING MANNER:

    WAREHOUSE COST CATEGORY              COST CALCULATION                   INVOICE METHODOLOGY
-------------------------------------------------------------------------------------------------------
     FIXED BUILDING COSTS                    At Cost                           Monthly Total
     FIXED HANDLING COSTS                    At Cost                           Monthly Total
    VARIABLE HANDLING COSTS                  At Cost                           Monthly Total

                                     [Fixed Building Costs +
   DSC CORPORATE FUNCTIONAL           Fixed Handling Cost +
       SUPPORT 7.93% FEE             Variable Handling Costs]
                                             * 0.0793                       Monthly Calculation

                                     [Fixed Building Costs +
                                      Fixed Handling Cost +
  GUARANTEED 6% COST PLUS FEE       Variable Handling Costs +               Monthly Calculation
                                     DSC Corporate Functional
                                       Support Fee] * 0.06

                                     [Fixed Building Costs +
                                      Fixed Handling Cost +                Quarterly Calculation
   PERFORMANCE INCENTIVE 3%         Variable Handling Costs +          contingent on DSC Logistics'
         COST PLUS FEE               DSC Corporate Functional       performance outlined in the Service
                                       Support Fee] * 0.03                Level Agreement matrix

                            UPDATED NOVEMBER 16, 2001                PAGE 2 OF 2

DSC LOGISTICS          EXHIBIT D: START UP AND TRANSITION COSTS
SOLO CUP                     START UP DSC COST ESTIMATION
OPERATING AGREEMENT

                          START UP DSC COST ESTIMATION

                                             LAKESIDE/      HAVRE DE                LOS
                                             97TH STREET    GRACE       JONESBORO   ANGELES      DALLAS     SEATTLE     TOTAL
                                             -------------------------------------------------------------------------------------
NETWORK STATISTICS
Square Footage                                     621,856     310,139     243,936     164,569     136,914     117,813   1,595,227
Warehouse Personnel                                   45.8        34.0        23.3        19.2        14.1         7.1         143

TRAVEL & RELOCATION
Airfare                                      $      23,572  $   26,319  $   24,279  $   25,568  $   20,454  $    4,080  $  124,272
Taxi & Rental Cars                           $      17,679  $   19,740  $   18,210  $   19,176  $   15,341  $    3,060  $   93,206
Hotel Rooms (w/ Tax)                         $       8,840  $    9,870  $    9,105  $    9,588  $    7,670  $    1,530  $   46,603
Meals                                        $       5,893  $    6,580  $    6,070  $    6,392  $    5,114  $    1,020  $   31,069
Other                                        $       2,946  $    3,290  $    3,035  $    3,196  $    2,557  $      510  $   15,534
                                             -------------------------------------------------------------------------------------
    TOTAL TRAVEL & RELOCATION                $      58,930  $   65,799  $   60,699  $   63,920  $   51,136  $   10,200  $  310,684
                                                                                                                        ==========

HIRING EXPENSES

ADMINISTER PRE-EMPLOYMENT TESTS:
        Drug Tests & Physicals (Hourly)      $       9,153  $    6,790  $    4,667  $    3,839  $    2,813  $        0  $   27,262
        Integrity Tests (Hourly)             $       1,017  $      754  $      519  $      427  $      313  $        0  $    3,030
        Background Checks (Hourly & Mgmt)    $       6,102  $    4,527  $    3,111  $    2,559  $    1,875  $        0  $   18,174
        Psychological Profiles &
        Assessments (Mgmt)                   $       3,051  $    2,263  $    1,556  $    1,280  $      938  $        0  $    9,088
        Aptitude Tests (Supervisor)          $         610  $      453  $      311  $      256  $      188  $        0  $    1,818
        Drug Test Salaried)                  $         407  $      302  $      207  $      171  $      125  $        0  $    1,212
                                             -------------------------------------------------------------------------------------
          TOTAL HIRING EXPENSES              $      20,340  $   15,089  $   10,371  $    8,532  $    6,252  $        0  $   60,584
                                                                                                                        ==========

OPERATIONS MOVE & SETUP
Striping                                     $      71,400  $   33,150  $        0  $   20,400  $   17,000  $        0  $  141,950
RF Signage                                   $      22,100  $   11,050  $    9,350  $    6,800  $    5,950  $        0  $   55,250
Temporary Equipment Rental                   $       9,764  $    7,243  $    4,978  $    8,190  $    6,001  $        0  $   36,176
Sanitation Prep, Lighting, Misc. Building    $           0  $        0  $        0  $   10,685  $    8,896  $        0  $   19,581
Preparation
Office Move / Improvement                    $           0  $        0  $        0  $    1,781  $    1,483  $        0  $    3,264
                                             -------------------------------------------------------------------------------------
     TOTAL OPERATIONS MOVE & SETUP           $     103,264  $   51,443  $   14,328  $   47,856  $   39,330  $        0  $  256,221
                                                                                                                        ==========

FIXED BUILDING
Rent
Taxes
Utilities
Racking
Security
Other Outside Services
Temporary Guard Service
                                             -------------------------------------------------------------------------------------
          TOTAL FIXED BUILDING
                                                                                                                        ==========

INFORMATION SYSTEMS
PC's
Printer - Medium Speed
Printer - Zebra
Terminals
Office Phones
Conference Room Phone
Phone System
Building Cabling
Copier & Fax
Two Way Radios
5 kVA UPS
RF Signage
                                             -------------------------------------------------------------------------------------
     TOTAL INFORMATION SYSTEMS
                                                                                                                        ==========

ADDITIONAL LABOR

NON-LOCAL SALARIES (FOR TRAINING/SETUP):
     Human Resources                         $       6,960  $    9,120  $    9,120  $    9,600  $    9,600  $        0  $   44,400
     PI&T, SI&P & SMT                        $      16,050  $   27,300  $   27,300  $   22,500  $   18,000  $        0  $  111,150
     Startup Coordinator                     $      30,000  $   20,000  $   20,000  $   30,000  $   30,000  $    4,800  $  134,800
     Engineering                             $      30,461  $   15,192  $   11,949  $    8,061  $    6,707  $        0  $   72,370
     Information Technologies                $      66,733  $   31,962  $   28,308  $   17,809  $   14,827  $   12,190  $  171,829
     Visiting Operators, Supervisors         $      22,000  $   24,800  $   24,800  $   19,000  $   15,200  $        0  $  105,800
     Visiting CSR, Office                    $      17,816  $   43,425  $   43,425  $   17,816  $   10,021  $        0  $  132,503
     Visiting Warehouse Help                 $      80,209  $  108,518  $   70,773  $   34,600  $   25,164  $        0  $  319,264
     Additional Warehouse Labor Ramp Up      $     116,640  $   88,128  $   59,616  $   49,248  $   36,288  $        0  $  349,920
                                             -------------------------------------------------------------------------------------
        TOTAL ADDITIONAL LABOR               $     386,869  $  368,445  $  295,291  $  208,634  $  165,807  $   16,990  $1,442,306
                                                                                                                        ==========

    DSC CORPORATE FUNCTIONAL SUPPORT (7.93%) $      45,154  $   39,712  $   30,189  $   26,085  $   20,818  $    2,156  $  164,113

          TOTAL START UP COSTS               $     614,557  $  540,488  $  410,878  $  355,027  $  283,343  $   29,346  $2,233,638
                                             -------------------------------------------------------------------------------------

5:11 PM                   Updated November 2, 2001                   Page 1 of 1

DSC LOGISTICS              EXHIBIT D: START UP AND TRANSITION COSTS
SOLO CUP                          TRANSITION COST ESTIMATION
OPERATING AGREEMENT

                           TRANSITION COST ESTIMATION

                                                         20% PALLET                  SHUTTLE    HANDLING
         SHIP FROM                    SHIP TO:           INVENTORY       # TLs        COST        COST            TOTAL
--------------------------------------------------------------------------------------------------------------------------
     Solo Cup, 97th St                  TBD                 8,244         242     $     21,822  $     41,541  $     63,363
   Central American Whse                TBD                 3,478         102     $     13,297  $     17,525  $     30,822
  Solo Cup, Havre De Grace               -                  5,725           0     $          0  $          0  $          0
      Worley Logistics          Solo Cup, Jonesboro         1,844          36     $      4,339  $      8,886  $     13,224
    Solo Cup, Jonesboro                  -                  2,956           0     $          0  $          0  $          0
 Solo Cup, Santa Fe Springs   DSC Logistics, Mira Loma      1,519          32     $      5,334  $      8,152  $     13,486
  Pacific Coast Warehouse     DSC Logistics, Mira Loma      1,750          37     $      3,351  $      9,389  $     12,740
     Shippers Warehouse        DSC Logistics, Roanoke       2,692          56     $      6,730  $     13,150  $     19,879
   United Warehouse, Kent                -                  1,567           0     $          0  $          0  $          0
                                                           29,775         507     $     54,872  $     98,642  $    153,514

                            UPDATED: OCTOBER 15, 2001                PAGE 1 OF 1

DSC LOGISTICS                      EXHIBIT E:
SOLO CUP                   WAREHOUSE PRICING ESTIMATE
OPERATING AGREEMENT     ACCESSORIALS & PRODUCTIVITY MODEL

                           WAREHOUSE PRICING ESTIMATE

         WAREHOUSE EXPENSE                                   SOLO CUP REGIONAL DISTRIBUTION CENTER
------------------------------------------------------------------------------------------------------------------------
                                      LAKESIDE/    HAVRE DE                   LOS
 CATEGORY        SUBCATEGORY         97TH STREET    GRACE      JONESBORO    ANGELES     DALLAS    *SEATTLE    SUMMARY
------------------------------------------------------------------------------------------------------------------------
 FIXED     Rent                      $         0  $    41,610  $  29,582  $   675,464  $ 473,180  $ 392,328  $ 1,612,164
BUILDING   Taxes & Licenses          $         0  $         0  $       0  $    57,664  $ 130,306  $  65,902  $   253,872
           Maintenance &
           Repair Facility           $   111,545  $    80,090  $  34,056  $   110,097  $ 122,049  $  62,654  $   520,491
           Utilities                 $         0  $         0  $       0  $    58,582  $  64,497  $  29,331  $   152,410
           Security                  $   213,645  $    91,058  $  60,984  $    17,614  $   4,992  $  10,210  $   398,503
           Insurance                 $         0  $         0  $       0  $    16,591  $  24,711  $  10,237  $    51,539
           Trash Removal             $         0  $         0  $       0  $    12,407  $  11,620  $   6,866  $    30,893
           Other Outside
           Services                  $    34,549  $    21,214  $   7,104  $     3,701  $   5,477  $   2,315  $    74,360
------------------------------------------------------------------------------------------------------------------------
      TOTAL FIXED BUILDING           $   359,739  $   233,972  $ 131,726  $   952,120  $ 836,832  $ 579,843  $ 3,094,232
========================================================================================================================
 FIXED     Management &
HANDLING   Supervision Salaries      $   546,885  $   496,631  $ 377,150  $   261,068  $ 211,494  $ 140,710  $ 2,033,938
           Customer Service &
           Administrative
           Salaries                  $   368,063  $   365,182  $ 309,696  $   222,465  $ 165,035  $  52,268  $ 1,482,709
           Handling Equipment
           Cost                      $   178,709  $    98,345  $  94,226  $    88,242  $  57,425  $  75,549  $   592,496
           Administrative
           Equipment                 $   199,472  $   126,187  $ 115,672  $   100,554  $  46,957  $  65,459  $   654,301
           Communication             $    59,942  $    41,785  $  33,727  $    21,762  $  18,105  $   9,938  $   185,259
           Office Supplies &
           Services                  $    29,427  $    23,145  $  18,510  $    12,059  $  11,826  $   5,507  $   100,483
           Hiring Expenses           $     8,184  $     5,362  $   1,643  $     2,389  $   4,521  $   1,091  $    23,190
           Professional Fees         $         0  $         0  $       0  $         0  $       0  $       0  $         0
           Training & Education      $     6,522  $     5,312  $   2,678  $       869  $     894  $     397  $    16,672
           Travel &
           Entertainment             $    13,044  $     6,444  $   5,201  $     3,356  $   2,792  $   1,533  $    32,370
           Other                     $    15,546  $     7,786  $   5,822  $     3,757  $   3,315  $   1,716  $    37,942
           Claims &
           Uncollectibles            $         0  $         0  $       0  $         0  $       0  $       0  $         0
------------------------------------------------------------------------------------------------------------------------
      TOTAL FIXED HANDLING           $ 1,425,794  $ 1,176,188  $ 964,325  $   716,521  $ 522,364  $ 354,167  $ 5,159,359
========================================================================================================================
VARIABLE   Direct Labor
HANDLING   Expense                   $ 1,448,054  $ 1,137,980  $ 686,523  $   639,869  $ 440,551  $ 192,398  $ 4,545,375
           Fuel                      $    62,713  $    33,201  $  29,512  $    29,512  $  22,134  $   7,966  $   185,038
           Warehouse Supplies        $    28,522  $    14,493  $  11,698  $     7,548  $   6,280  $   3,447  $    71,988
           Maintenance &
           Repairs Handling          $    61,050  $    35,850  $  32,700  $    32,700  $  26,400  $  26,479  $   215,179
           Pallets                   $         0  $         0  $       0  $         0  $       0  $  39,821  $    39,821
           Detention                 $         0  $         0  $       0  $         0  $       0  $       0  $         0
------------------------------------------------------------------------------------------------------------------------
      TOTAL VARIABLE HANDLING        $ 1,600,339  $ 1,221,524  $ 760,433  $   709,629  $ 495,365  $ 270,110  $ 5,057,400
========================================================================================================================

                            UPDATED NOVEMBER 16, 2001                PAGE 1 OF 2

DSC LOGISTICS                      EXHIBIT E:
SOLO CUP                   WAREHOUSE PRICING ESTIMATE
OPERATING AGREEMENT     ACCESSORIALS & PRODUCTIVITY MODEL

 DSC CORPORATE FUNCTIONAL
      SUPPORT (7.93%)       $   268,500  $   208,693  $   147,219  $   188,597  $   147,067  $    95,487  $  1,055,563
SUBTOTAL WAREHOUSE EXPENSE  $ 3,654,372  $ 2,840,377  $ 2,003,703  $ 2,566,867  $ 2,001,628  $ 1,299,607  $ 14,366,553
    BASE COST PLUS (6%)     $   219,262  $   170,423  $   120,222  $   154,012  $   120,098  $    77,976  $    861,993
  INCENTIVE COST PLUS (3%)  $   109,631  $    85,211  $    60,111  $    77,006  $    60,049  $    38,988  $    430,997
  TOTAL WAREHOUSE EXPENSE   $ 3,983,265  $ 3,096,010  $ 2,184,036  $ 2,797,885  $ 2,171,774  $ 1,416,571  $ 15,659,542

* The Seattle numbers are estimates based on Solo's existing contract with United Warehouse

                             WAREHOUSE ACCESSORIALS

                    REQUIRES WRITTEN
                       REQUEST OR
    DESCRIPTION     AUTHORIZATION "X"  RATE BASIS   RATE
----------------------------------------------------------
Physical Inventory         X           Cost Plus   See FSA
Product Disposal           X           Cost Plus   See FSA
Special Packaging          X             Quote     See FSA
Display Building           X             Quote     See FSA
Labeling                   X             Quote     See FSA
Special Fumigation         X             Quote     See FSA

                 PRODUCTIVITY MODEL ESTIMATION BASED ON PROFILE

             PRODUCTIVITIES                          SOLO CUP HOURLY PRODUCTIVITY RATES
-------------------------------------------------------------------------------------------------
                                        LAKESIDE/   HAVRE DE               LOS
     CATEGORY        UNIT OF MEASURE   97TH STREET   GRACE    JONESBORO  ANGELES  DALLAS  SEATTLE
-------------------------------------------------------------------------------------------------
RECEIVE PALLETS      PALLETS PER HOUR         28.5      28.5       32.2     25.2    30.4     26.7
CHECK PALLETS        PALLETS PER HOUR          0.0       0.0        0.0      0.0     0.0      0.0
PUTAWAY              PALLETS PER HOUR         25.7      25.9       27.4     28.4    29.1     30.3
BULK PICK            PALLETS PER HOUR         18.2      17.9       18.6     18.9    20.6     21.3
TIER PICK            CASES PER HOUR          232.1     261.8      277.9    243.0   282.1    253.6
CASE PICK            CASES PER HOUR           79.0      81.1       94.3     92.1    97.6     88.1
REPLENISH CASE PICK  PALLETS PER HOUR
AREA WITH PALLETS                             16.2      16.0       16.2     16.4    16.6     16.9
EACH PICK            EACHES PER HOUR           0.0       0.0        0.0      0.0     0.0      0.0
REPLENISH EACH PICK  CASES PER HOUR
AREA WITH CASES                                0.0       0.0        0.0      0.0     0.0      0.0
CHECK-OUT            PALLETS PER HOUR          0.0       0.0        0.0      0.0     0.0      0.0
LOAD OUTBOUND        PALLETS PER HOUR         30.8      29.8       31.8     30.7    30.6     30.3
DIRECT THROUGHPUT    CASES PER HOUR          159.4     158.6      179.0    155.1   171.9    130.8
TOTAL THROUGHPUT     CASES PER HOUR          134.4     133.2      151.0    130.9   145.1    110.4

                            UPDATED NOVEMBER 16, 2001                PAGE 2 OF 2

DSC LOGISTICS                          EXHIBIT F: TRANSPORTATION
SOLO CUP                                TRANSPORTATION AGREEMENT
OPERATING AGREEMENT

   TAB #  TRANSPORTATION EXHIBIT SECTION
----------------------------------------
     1    ORIGIN LIST
     2    COST PLUS PRICING EXCEPTIONS
     3    SERVICE LEVEL REQUIREMENTS
     4    CARRIER STANDARDS
     5    FUEL SURCHARGE SAMPLE SCHEDULE
     6    PACKAGE RATE
     7    LTL RATES - Origin Zip 21078
     8    TL RATES - Origin Zip 21078
     9    LTL RATES - Origin Zip 30253
    10    TL RATES - Origin Zip 30253
    11    LTL RATES - Origin Zip IL
    12    TL RATES - Origin Zip IL
    13    LTL RATES - Origin Zip 76014
    14    TL RATES - Origin Zip 76014
    15    LTL RATES - Origin Zip 91752
    16    TL RATES - Origin Zip 91752
    17    LTL RATES - Origin Zip 98032
    18    TL RATES - Origin Zip 98032

   DSC LOGISTICS:                           SOLO CUP:

   Print Name:                              Print Name:
              -------------------------                -------------------------

   Signature:                               Signature:
             --------------------------               --------------------------

   Title:                                   Title:
         ------------------------------           ------------------------------

   Date:                                    Date:
        -------------------------------          -------------------------------

                            UPDATED: OCTOBER 25, 2001                PAGE 1 OF 1

DSC LOGISTICS                     EXHIBIT F: TRANSPORTATION
SOLO CUP                                  ORIGIN LIST
OPERATING AGREEMENT

                              REGIONAL DISTRIBUTION CENTERS
-----------------------------------------------------------------------------------------
REGION            NAME                      ADDRESS               CITY       STATE   ZIP
-----------------------------------------------------------------------------------------
  NE    Solo Cup, Havre De Grace  1900 Clark Road            Havre de Grace    MD   21078
  SE    Solo Cup, Jonesboro       9250 South Main Street     Jonesboro         GA   30236
  SW    DSC Logistics             4001 New York Avenue       Arlington         TX   76014
   W    DSC Logistics             12350 Philadelphia Street  Mira Loma         CA   91752
  NW    United Warehouse          6013 South 194Th           Kent              WA   98032
  MW    TBD                       TBD                        TBC               IL    TBD

                                      OTHER WAREHOUSE LOCATIONS
------------------------------------------------------------------------------------------------
TYPE               NAME                         ADDRESS                  CITY      STATE   ZIP
------------------------------------------------------------------------------------------------
PLANT  Solo Cup, Leominster         177 Florence Street             Leominster      MA    01453
PLANT  Solo Cup, Federalsburg       1000 Industrial Park Drive      Federalsburg    MD    21632
3PL*   Worley Logistics             1000 Westlake Parkway, Ste 100  Atlanta         GA    30336
PLANT  Solo Cup, Highland Park      1700 Old Deerfield Road         Highland Park   IL    60035
PLANT  Solo Cup, Wheeling Road      1175 S Wheeling Road            Wheeling        IL    60090
PLANT  Solo Cup, Peterson Dr        1234 Peterson Drive             Wheeling        IL    60090
3PL*   Central American Warehouse   2601 International Drive        Woodridge       IL    60517
WHSE*  Solo Cup Co, 97Th St         1500 East 97Th Street           Chicago         IL    60628
PLANT  Solo Cup, East End           7431 East End Ave               Chicago         IL    60649
PLANT  Solo Cup, Urbana             1505 E Main Street              Urbana          IL    61802
PLANT  Solo Cup, Shreveport         1214 Hawn Avenue                Shreveport      LA    71107
PLANT  Solo Cup, Ada                401 N E JA Richardson Loop      Ada             OK    74820
3PL*   Shippers Warehouse           2115 Beltline road              Carrollton      TX    75006
PLANT  Solo Cup, Twin Falls         750 Eastland Drive South        Twin Falls      ID    83301
PLANT  Solo Cup, Belen              1951 Highway 304                Belen           NM    87002
WHSE*  Solo Cup, Santa Fe Springs   13930 Gannett Street            Santa Fe        CA    90670
                                                                    Springs
3PL*   Pacific Coast Warehouse      5125 Schaefer Avenue            Chino           CA    91710
PLANT  Solo Cup, Santa Paula        118 W Santa Barbara             Santa Paula     CA    93060
3PL*   Intercontinental Warehouses  135 Bethridge Road              Etobicoke       OT    M9W1N4

*Represents Solo Cup warehouses and/or 3rd party logistics companies that will be transitioned to DSC Logistics

                           UPDATED: OCTOBER 25, 2001                 PAGE 1 OF 1

DSC LOGISTICS                       EXHIBIT F: TRANSPORTATION
SOLO CUP                           COST PLUS PRICING EXCEPTIONS
OPERATING AGREEMENT

       ALL TRANSPORTATION SERVICES PERFORMED BY DSC LOGISTICS ON BEHALF OF SOLO CUP WILL BE BILLED ON A COST PLUS BASIS WITH THE FOLLOWING EXCEPTIONS:

           TRANSPORTATION SERVICE            BILLING METHOD
       -----------------------------------------------------------
       Initial product transfer from            At cost
       current Solo Cup warehouses
       and 3rd party logistics
       companies to DSC Logistics
       facilities

       Fuel Surcharge                           At cost

       Lumper Fees                              At cost

                           UPDATED: OCTOBER 25, 2001                 PAGE 1 OF 1

DSC LOGISTICS                       EXHIBIT F: TRANSPORTATION
SOLO CUP                             SERVICE LEVEL AGREEMENTS
OPERATING AGREEMENT

DSC Logistics will perform Transportation Management functions on behalf of Solo Cup and will administer the costs and fees in the following manner:

                                                                                   REQUIRED TO ACHIEVE      SUBJECT TO AGREED
                                                                                 PERFORMANCE INCENTIVE 2%  OPERATING CAPACITY
   SERVICE LEVEL CATEGORY                  SERVICE LEVEL AGREEMENT                    MANAGEMENT FEE           CONSTRAINTS
-----------------------------------------------------------------------------------------------------------------------------
 Truckload On Time Delivery    Maintain or exceed 98% on time delivery                      X                      X
                               of all Shipments as compared to appointment time

Consolidated Orders on Enable  Maintain or exceed 98% on time delivery                      X                      X
 Truckload on Time Delivery    of all Shipments as compared to appointment time

    LTL On Time Delivery       Maintain or exceed 95% on time delivery                      X                      X
                               of all Shipments as compared to appointment time

 Intermodal On Time Delivery   Maintain or exceed 93% on time delivery                      X                      X
                               of all Shipments as compared to appointment time

The parties agree that all four (4) applicable Service Level Categories (i.e., Truckload On Time Delivery, Consolidated Orders on Enable Truckload On Time Delivery, LTL On Time Delivery & Intermodal On Time Delivery) must be met, measured in the aggregate across all Facilities, during any single contract year before the two percent (2%) Incentive Fee shall be deemed earned by DSC for that contract year. Notwithstanding the preceding sentence, the two percent (2%) Incentive Fee shall be paid quarterly during each contract year, and returned to SOLO by DSC if the applicable Service Level Categories are not met for that contract year.

DSC Logistics' performance will be measured by a Service Level Agreement Compliance Report, which will be prepared by DSC Logistics on a quarterly basis.

DSC's failure to achieve Truckload On Time Delivery, Consolidated Orders on Enable Truckload On Time Delivery, LTL On Time Delivery & Intermodal On Time Delivery percentages at the levels described above minus 10% on a quarterly basis may be considered a Material Default under Section 19(A)(ii)(a) of the Agreement.

                            SLA PRICING CALCULATIONS

  TRANSPORTATION COST CATEGORY             COST CALCULATION              INVOICE METHODOLOGY
-------------------------------------------------------------------------------------------------
 FUEL SURCHARGES & LUMPER FEES                 At Cost                      Monthly Total

ALL OTHER TRANSPORTATION RATES &               At Cost                      Monthly Total
             FEES

  GUARANTEED 6% MANAGEMENT FEE    [All Other Transportation Rates &      Monthly Calculation
                                              Fees]*0.06

                                                                        Quarterly Calculation
                                                                     Contingent on DSC Logistics'
    PERFORMANCE INCENTIVE 2%      [All Other Transportation Rates &  performance outlined in the
         MANAGEMENT FEE                       Fees]*0.02               Service Level Agreement
                                                                               matrix

                           UPDATED: NOVEMBER 16, 2001                PAGE 1 OF 1

DSC LOGISTICS                       EXHIBIT F: TRANSPORTATION
SOLO CUP                                CARRIER STANDARDS
OPERATING AGREEMENT

DSC LOGISTICS PARTNER CARRIER
      SERVICE STANDARDS                                            STANDARDS DESCRIPTION
----------------------------------------------------------------------------------------------------------------------
    SAFETY AND COMPLIANCE      1.  Responsibility for Department of Transportation (DOT) regulatory compliance with safety regulations lies with each carrier. This responsibility cannot be passed on to DSC Logistics its divisions and subsidiaries. All drivers are required to be fully licensed under Federal and State regulations.
                               2.  Carriers must provide the following:
                                     a. Operating Authority
                                     b. Certificate of Insurance
                                        1) Comprehensive General Liability and Property Damage - $1,000,000
                                        2) Comprehensive Automobile Liability Insurance, including Property Damage -
                                        $1,000,00
                                        3) Cargo Liability Insurance - $350,000

    EQUIPMENT REQUIREMENTS     1.  Clean and food grade equipment
                               2.  Carriers will not utilize equipment which was used for the transportation of garbage, trash, or wastes
                               3.  If waste materials are found in trailers before loading or if a trailer is deemed to be unsuitable by DSC personnel, it is the responsibility of the carrier to have the trailer cleaned out prior to it being loaded
                               4.  Trailers must be free of odors, holes or cuts.  DSC Logistics reserves the right to refuse usage of any trailer
                               5.  When requested by DSC Logistics, carrier will provide pallets, load locks and any other special equipment necessary for error free transit

   PICKUP AND DELIVERY DOCK    1.  Carriers will arrange for and coordinate pick up appointments with the shipper and
         REQUIREMENTS              delivery appointments with the consignee
                               2.  Drivers must adhere to all facility rules and regulations and remain in areas designated allowable by the facility
                               3.  All delivery drivers are regarded as an extension of DSC and should be adherent to all the consignees rules and regulations and show courtesy and compliance

       EDI REQUIREMENTS        1.  Preferred method of load tender is 204's. If a carrier is unable to receive 204's, a fax will be sent. DSC requests that the carrier accept or reject a load within
                                   90 minutes.
                               2.  DSC Logistics expects to be billed via 210's. Paper bills will be accepted.
                               3.  DSC Logistics expects appointment and delivery information to be conveyed via
                                   214's. Faxes or e-mail will be accepted on a case by case basis.

     CARRIER REQUIREMENTS      1.  To sign the DSC Logistics contract
                               2.  Follow the DSC Logistics OS&D Procedural Manual
                               3.  Report Delivery Appointments daily
                               4.  Actual Delivery Status must be conveyed within 24 hours of delivery

                           UPDATED: OCTOBER 25, 2001                 PAGE 1 OF 1

DSC LOGISTICS                        EXHIBIT F: TRANSPORTATION
SOLO CUP                           FUEL SURCHARGE SAMPLE SCHEDULE
OPERATING AGREEMENT

U.S. NATIONAL AVERAGE FUEL  FUEL SURCHARGE
     COST PER GALLON          APPLICABLE
------------------------------------------
$     1.15  to  $     1.20        -
$     1.20  to  $     1.30        -
$     1.30  to  $     1.40        -
$     1.40  to  $     1.50        -
$     1.50  to  $     1.60        -

               EXAMPLE:
-------------------------------------
    Cost of Shipment:       $ 500.00
(2)Fuel Surcharge (1.5%)    $   7.50
                            --------
       Total cost:          $ 507.50

(2)Computed on Dept. of Energy Index of fuel cost of 1.15 - 1.99 per gallon

FUEL SURCHARGE APPLIES TOWARDS LTL & TL SHIPMENTS AND WILL BE INVOICED TO SOLO CUP AT COST.
THE FUEL SURCHARGE COST WILL BE DERIVED FROM EACH CARRIER'S SEPARATE FUEL SURCHARGE COST SCHEDULE.
THE FUEL SURCHARGE PER CENT WILL CHANGE (OR REMAIN THE SAME) EACH MONDAY OF EVERY WEEK.
THE FUEL COST INDEX CAN BE ACCESSED VIA THE INTERNET.
THE WEB ADDRESS IS: WWW.EIA.DOE.GOV.
OR BY TELEPHONE, THE NUMBER IS: (202) 586-6966.

                           UPDATED OCTOBER 25, 2001                  PAGE 1 OF 1

DSC LOGISTICS                                      EXHIBIT F: TRANSPORTATION
SOLO CUP                                                   PACKAGE RATE
OPERATING AGREEMENT

                       GROSS UPS CHARGES            DISCOUNT % OF UPS
  ORIGIN                   PER WEEK                     LIST RATES
---------------------------------------------------------------------
ALL ZIPS               $0.00 - $3,499.99
                       $3,500 - $4999.99
                      $5,000 - $6,999.99
                      $7,000 - $8,499.99
                          $8,500 - up

APPLIES TO ONLY UPS GROUND COMMERCIAL SHIPMENTS.
DOES NOT APPLY TOWARD UPS RESIDENTIAL SHIPMENTS.
EACH ELIGIBLE PACKAGE WILL RECEIVE A DISCOUNT PER THE ABOVE SCHEDULE.

                            UPDATED: OCTOBER 25, 2001                PAGE 1 OF 1

DSC LOGISTICS                         EXHIBIT F: TRANSPORTATION
SOLO CUP                             LTL RATES - ORIGIN ZIP 21078
OPERATING AGREEMENT

OUTBOUND DESTINATION            PRIMARY CARRIER                  SECONDARY CARRIER              TERTIARY CARRIER
------------------------------------------------------------------------------------------------------------------------
                                    CZAR 98     SERVICE              CZAR 98     SERVICE             CZAR 98     SERVICE
ZIP     STATE   REGION   CARRIER   DISCOUNT %    (DAYS)   CARRIER   DISCOUNT %   (DAYS)   CARRIER   DISCOUNT %    (DAYS)
------------------------------------------------------------------------------------------------------------------------
010       MA      NE
011       MA      NE
012       MA      NE
013       MA      NE
014       MA      NE
015       MA      NE
016       MA      NE
017       MA      NE
018       MA      NE
019       MA      NE
020       MA      NE
021       MA      NE
022       MA      NE
023       MA      NE
024       MA      NE
025       MA      NE
026       MA      NE
027       MA      NE
028       RI      NE
029       RI      NE
030       NH      NE
031       NH      NE
032       NH      NE
033       NH      NE
034       NH      NE
035       NH      NE
036       NH      NE
037       NH      NE
038       NH      NE
039       ME      NE
040       ME      NE
041       ME      NE

                           UPDATED: OCTOBER 25, 2001                 PAGE 1 OF 1

DSC LOGISTICS                         EXHIBIT F: TRANSPORTATION
SOLO CUP                             TL RATES - ORIGIN ZIP 21078
OPERATING AGREEMENT

         OUTBOUND DESTINATION                      PRIMARY CARRIER                        SECONDARY CARRIER
----------------------------------------------------------------------------------------------------------------------
                                                   COST PER             SERVICE           COST PER             SERVICE
REGION       CITY         STATE  MILEAGE  CARRIER    MILE    FLAT RATE   (DAYS)  CARRIER    MILE    FLAT RATE   (DAYS)
----------------------------------------------------------------------------------------------------------------------
  SE   ALBERTVILLE         AL
  SE   ANNISTON            AL
  SE   BESSEMER            AL
  SE   BIRMINGHAM          AL
  SE   CALERA              AL
  SE   COTTONDALE          AL
  SE   COTTONWOOD          AL
  SE   CULLMAN             AL
  SE   DOTHAN              AL
  SE   FOLEY               AL
  SE   GENEVA              AL
  SE   HOMEWOOD            AL
  SE   MOBILE              AL
  SE   MONTGOMERY          AL
  SE   OPP                 AL
  SE   PELHAM              AL
  SE   TUSCALOOSA          AL
  SW   BENTONVILLE         AR
  SW   HARRISON            AR
  SW   HOTSPRINGS          AR
  SW   LITTLE ROCK         AR
  SW   MAUMELLE            AR
  SW   NORTH LITTLE ROCK   AR
  SW   SEARCY              AR
  SW   SPRINGDALE          AR
  SE   WEST MEMPHIS        AR
  W    BUCKEYE             AZ
  W    BULLHEAD CITY       AZ
  W    CHANDLER            AZ

           OUTBOUND DESTINATION                    TERTIARY CARRIER
---------------------------------------------------------------------------------
                                                   COST PER             SERVICE
REGION       CITY         STATE  MILEAGE  CARRIER    MILE    FLAT RATE   (DAYS)
--------------------------------------------------------------------------------
  SE   ALBERTVILLE         AL
  SE   ANNISTON            AL
  SE   BESSEMER            AL
  SE   BIRMINGHAM          AL
  SE   CALERA              AL
  SE   COTTONDALE          AL
  SE   COTTONWOOD          AL
  SE   CULLMAN             AL
  SE   DOTHAN              AL
  SE   FOLEY               AL
  SE   GENEVA              AL
  SE   HOMEWOOD            AL
  SE   MOBILE              AL
  SE   MONTGOMERY          AL
  SE   OPP                 AL
  SE   PELHAM              AL
  SE   TUSCALOOSA          AL
  SW   BENTONVILLE         AR
  SW   HARRISON            AR
  SW   HOTSPRINGS          AR
  SW   LITTLE ROCK         AR
  SW   MAUMELLE            AR
  SW   NORTH LITTLE ROCK   AR
  SW   SEARCY              AR
  SW   SPRINGDALE          AR
  SE   WEST MEMPHIS        AR
  W    BUCKEYE             AZ
  W    BULLHEAD CITY       AZ
  W    CHANDLER            AZ

                           UPDATED: OCTOBER 25, 2001                 PAGE 1 OF 1

DSC LOGISTICS                        EXHIBIT G: PROFILE ELEMENTS
SOLO CUP                                   PROFILE ELEMENTS
OPERATING AGREEMENT

       KEY OPERATIONAL VARIABLES                                             SOLO CUP PROFILE
-------------------------------------------------------------------------------------------------------------------------------
                                         LAKESIDE / 97TH
CATEGORY           SUBCATEGORY                STREET      HAVRE DE GRACE    JONESBORO    LOS ANGELES      DALLAS       SEATTLE
-------------------------------------------------------------------------------------------------------------------------------
INBOUND   Cases Received per Year             11,486,127       8,418,551    6,597,265      4,969,661     3,985,526    1,554,570
          Pallets Received per Year              339,102         253,535      194,677        151,871       114,592       61,558
          Average Cases per Pallet                  33.9            33.2         33.9           32.7          34.8         25.3
          SKUs per Pallet                              1               1            1              1             1            1
          % Truck                                  100.0%          100.0%       100.0%         100.0%        100.0%       100.0%
          Truckloads per Year                      9,945           6,007        3,787          3,240         2,388        1,218
          Pallets per Inbound Truckload               34              42           51             47            48           51
          Cases per Inbound Truckload              1,156           1,401        1,743          1,533         1,670        1,279
          SKUs per Inbound Truckload                5.12            7.24         7.63           7.89          9.67         9.62
          % Rail                                     0.0%            0.0%         0.0%           0.0%          0.0%         0.0%
          Railcars per Year                            0               0            0              0             0            0
          Pallets per Inbound Railcar                  0               0            0              0             0            0
          Cases per Inbound Railcar                    0               0            0              0             0            0
          SKUs per Inbound Truckload                   0               0            0              0             0            0
          % White Pallet, CHEP no                   39.0%           34.0%        51.0%           0.0%         41.0%         0.0%
          transfer                                  55.0%           59.0%        44.0%          90.0%         53.0%        90.0%
          % Clamp                                    0.0%            0.0%         0.0%           0.0%          0.0%         0.0%
          % Slip                                     6.0%            7.0%         5.0%          10.0%          6.0%        10.0%
          % Floor

STORAGE   # of SKUs                                2,649           2,271        1,642          1,420         1,473        1,010
          Average Cases in Inventory           1,811,564         953,197      790,954        526,032       446,907      215,896
          Peak Cases in Inventory              2,077,442       1,082,553      835,279        561,152       470,261      233,284
          Average Pallets in Inventory            58,608          28,624       24,002         16,346        13,459        7,834
          Peak Pallets in Inventory               70,667          33,274       28,119         17,359        14,730        8,826
          Cases per Pallet in Inventory             30.9            33.3         33.0             32            33         27.6
          Stackability (# pallets high)                3               3            3              3             3            3
          Maximum Pallet Height                       72              72           72             72            72           72
          GMA Pallet (y/n)                             y               y            y              y             y            y
          Annual Turns                              6.34            9.01         8.44           9.61          8.93         7.34
          Inventories per Year                         1               1            1              1             1            1
          Cycle Count (y/n)                            y               y            y              y             y            y
          Lot Control (y/n)                            y               y            y              y             y            y
            Pick to specific lot?                      N               N            N              N             N            N

OUTBOUND  Cases Shipped per Year              13,704,107       8,754,516    6,747,981      5,138,634     3,996,305    1,615,524
          Pallets Shipped per Year               433,753         262,937      196,935        154,060       114,941       63,364
          % Pallet Pick                             74.3%           72.9%        74.9%          74.6%         71.2%        72.1%
          % Tier Pick                               20.1%           20.6%        19.9%          19.1%         22.3%        21.8%
          % Case Pick                                5.6%            6.5%         5.2%           6.3%          6.5%         6.1%
          % Each Pick                                0.0%            0.0%         0.0%           0.0%          0.0%         0.0%
          Avg Cases per Pallet - Case Pick            21              28           23             25            24           21
          Orders per Year                         31,049          18,097       15,400         12,992        10,639        4,782
          Lines per Year                         311,594         214,176      140,864        129,316        95,422       44,414
          Total Lines per Order                    10.04            11.8         9.15           9.95          8.97         9.29
          Tier Pick Lines per Order                    5             5.7            5              4             4            4
          Cases Tier Picked per Line                  15              17           19             17            19           17
          Case Pick Lines per Order                 6.00             7.7         5.00           6.10          5.50         5.20
          Total Cases per Order                      370             484          438            396           376          338
          Total Pallets per Order                     14              19           17             15            15           16
          % Truckload                               80.6%           73.1%        65.5%          56.0%         55.9%        38.2%
          % LTL                                     19.4%           26.9%        34.5%          44.0%         44.1%        61.8%
          % Rail                                     0.0%            0.0%         0.0%           0.0%          0.0%         0.0%
          Pallets per Outbound Truckload              24              24           24             24            24           30
          Pallets per Outbound LTL                     5               6            7              8             8            8
          Pallets per Outbound Rail                    0               0            0              0             0            0
          % White Pallet                            32.0%           34.0%        52.0%          41.0%         41.0%        22.0%
          % Clamp                                   61.0%           59.0%        43.0%          53.0%         53.0%        70.0%
          % Slip                                     0.0%            0.0%         0.0%           0.0%          0.0%         0.0%
          % Floor                                    7.0%            7.0%         5.0%           6.0%          6.0%         8.0%
          % CHEP                                     0.0%            0.0%         0.0%           0.0%          0.0%         0.0%

                            UPDATED NOVEMBER 2, 2001                 PAGE 1 OF 1

DSC LOGISTICS                               EXHIBIT H:
SOLO CUP                             KEY OPERATIONAL VARIABLES
OPERATING AGREEMENT

                            KEY OPERATIONAL VARIABLES

                   CATEGORY                       SUBCATEGORY
              -------------------------------------------------------------
              INBOUND               CASES RECEIVED PER YEAR
                                    PALLETS RECEIVED PER YEAR
                                    AVERAGE CASES PER PALLET

              STORAGE               # OF SKUs
                                    AVERAGE CASES IN INVENTORY
                                    PEAK PALLETS IN INVENTORY

              OUTBOUND              CASES SHIPPED PER YEAR
                                    PALLETS SHIPPER PER YEAR
                                    % CASE PICK
                                    ORDERS PER YEAR
                                    LINES PER YEAR

                           UPDATED OCTOBER 25, 2001                  PAGE 1 OF 1

DSC LOGISTICS                             EXHIBIT I:
SOLO CUP                             PROPOSED GEOGRAPHIES
OPERATING AGREEMENT

                                   ORIGIN LIST

              REGIONAL DISTRIBUTION
REGION               CENTER                            ADDRESS                      CITY                STATE        ZIP
--------------------------------------------------------------------------------------------------------------------------
  MW       TBD                             TBD                                   TBD                      IL          TBD
  NE       Solo Cup                        1900 Clark Road                       Havre de Grace           MD         21078
  SE       Solo Cup                        9250 South Main Street                Jonesboro                GA         30236
  SW       DSC Logistics                   4001 New York Avenue                  Arlington                TX         76014
   W       DSC Logistics                   12350 Philadelphia Street             Mira Loma                CA         91752
  NW       United Warehouse                6013 South 194Th                      Kent                     WA         98032

              OTHER WAREHOUSE
 TYPE            FACILITY                              ADDRESS                      CITY                STATE        ZIP
--------------------------------------------------------------------------------------------------------------------------
 PLANT     Solo Cup, Leominster            177 Florence Street                   Leominster               MA         01453
 PLANT     Solo Cup, Federalsburg          1000 Industrial Park Drive            Federalsburg             MD         21632
  3PL*     Worley Logistics                1000 Westlake Parkway, Ste 100        Atlanta                  GA         30336
 PLANT     Solo Cup, Highland Park         1700 Old Deerfield Road               Highland Park            IL         60035
 PLANT     Solo Cup, Wheeling Road         1175 S Wheeling Road                  Wheeling                 IL         60090
 PLANT     Solo Cup, Peterson Dr           1234 Peterson Drive                   Wheeling                 IL         60090
  3PL*     Central American Warehouse      2601 International Drive              Woodridge                IL         60517
 WHSE*     Solo Cup Co, 97Th St            1500 East 97Th Street                 Chicago                  IL         60628
 PLANT     Solo Cup, East End              7431 East End Ave                     Chicago                  IL         60649
 PLANT     Solo Cup, Urbana                1505 E Main Street                    Urbana                   IL         61802
 PLANT     Solo Cup, Shreveport            1214 Hawn Avenue                      Shreveport               LA         71107
 PLANT     Solo Cup, Ada                   401 N E JA Richardson Loop            Ada                      OK         74820
  3PL*     Shippers Warehouse              2115 Beltline Road                    Carrollton               TX         75006
 PLANT     Solo Cup, Twin Falls            750 Eastland Drive South              Twin Falls               ID         83301
 PLANT     Solo Cup, Belen                 1951 Highway 304                      Belen                    NM         87002
 WHSE*     Solo Cup, Santa Fe Springs      13930 Gannett Street                  Santa Fe Springs         CA         90670
  3PL*     Pacific Coast Warehouse         5125 Schaefer Avenue                  Chino                    CA         91710
 PLANT     Solo Cup, Santa Paula           118 W Santa Barbara                   Santa Paula              CA         93060
  3PL*     Intercontinental Warehouses     135 Bethridge Road                    Etobicoke                OT        M9W1N4

* Represents Solo Cup warehouses and/or 3rd party logistics companies that will be transitioned to DSC Logistics

                           UPDATED NOVEMBER 15, 2001                 PAGE 1 OF 1

DSC LOGISTICS                                 EXHIBIT K:
SOLO CUP                             EXISTING SOLO TRANSPORTATION
OPERATING AGREEMENT                           AGREEMENTS

LIST ALL SOLO CUP TRANSPORTATION SERVICE PROVIDERS CURRENTLY UNDER CONTRACT / SERVICE AGREEMENT, AND PROVIDE COPIES OF THE CONTRACTS / SERVICE AGREEMENTS AND ACCOMPANYING RATE MATRICES AND EXHIBITS.

                                      (3)PRIMARY    CONTRACT   CONTRACT                    GUARANTEED
  CARRIER     (1)CARRIER  (2)PRIMARY  DESTINATION    START       END      SALES    SALES    VOLUMES?
   NAME           TYPE     ORIGIN(S)   REGION(S)     DATE        DATE    CONTACT  PHONE #   (YES/NO)   COMMENT
--------------------------------------------------------------------------------------------------------------





      (1) CARRIER TYPES:
                  -    TL: Truckload
                  -    IM: Intermodal
                  -    LTL: Less Than Truckload
                  -    PKG: Package
                  -    AIR: Air Freight
                  -    RAIL: Rail Freight
                  -    OC: Ocean Freight

      (2) PRIMARY ORIGINS:
                  -    IL: Chicago area RDC
                  -    MD: Havre De Grace RDC
                  -    GA: Jonesboro RDC
                  -    TX: Dallas area RDC
                  -    CA: Los Angeles area RDC
                  -    WA: Seattle area RDC

      (3) PRIMARY DESTINATION REGIONS:
                  -    NE: Northeast region
                  -    SE: Southeast region
                  -    MW: Midwest region
                  -    SW: Southwest region
                  -    W: West region
                  -    NW: Northwest region

                            UPDATED OCTOBER 23, 2001                 PAGE 1 OF 1

DSC LOGISTICS                             EXHIBIT L:
SOLO CUP                             EDI TRANSACTION SETS
OPERATING AGREEMENT

                                                            SOLO APPLICATION    SOLO APPLICATION
EDI TRANSACTION             EDI GENERIC DESCRIPTION           TRANSACTION          DESCRIPTION
------------------------------------------------------------------------------------------------
      204            Transportation Shipment
                     Tender/Schedule
      210            Freight Invoice
      214            Shipment Status Information
      852            Product Activity Data
      856            Advance Shipment Notice
      888            Product Information
      940            Warehouse Shipping Order
      944            Warehouse Receiving Advice
      945            Warehouse Shipment Advice
      947            Inventory Adjustment Notice

                            UPDATED OCTOBER 15, 2001                 PAGE 1 OF 1

DSC LOGISTICS                              EXHIBIT M:
SOLO CUP                            [SOLO CUP COMPANY LOGO]
OPERATING AGREEMENT

                             [SOLO CUP COMPANY LOGO]

                            UPDATED OCTOBER 15, 2001                 PAGE 1 OF 1

DSC LOGISTICS                            EXHIBIT N:
SOLO CUP                             DSC LOGISTICS LOGO
OPERATING AGREEMENT

[DSC LOGISTICS AND SUPPLY CHAIN MANAGEMENT LOGO]

[DSC LOGISTICS AND SUPPLY CHAIN MANAGEMENT LOGO]

[DSC LOGISTICS AND SUPPLY CHAIN MANAGEMENT LOGO]

[DSC LOGISTICS AND SUPPLY CHAIN MANAGEMENT LOGO]

[DSC LOGISTICS AND SUPPLY CHAIN MANAGEMENT LOGO]
READY FOR ANYTHING!

[DSC LOGISTICS SUPPLY AND CHAIN MANAGEMENT LOGO]
READY FOR ANYTHING!

                            UPDATED NOVEMBER 1, 2001                 PAGE 1 OF 1